UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 12, 2010

Perpetual Technologies,  Inc
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53010	90-0475058
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Shishan Industrial Park
Nanhai District, Foshan City, Guangdong Province, PRC
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011-86-757-86683197

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this report generally. In particular, these include statements relating to future actions, prospective product approvals, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate, as a result of inaccurate assumptions we might make or known or unknown risks or uncertainties. Therefore, although we believe that these statements are based upon reasonable assumptions, including projections of operating margins, earnings, cash flows, working capital, capital expenditures and other projections, no forward-looking statement can be guaranteed. Our forward-looking statements are not guarantees of future performance, and actual results or developments may differ materially from the expectations they express. You should not place undue reliance on these forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of this data. Forecasts and other forward-looking information obtained from these sources are subject to these qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

These statements also represent our estimates and assumptions only as of the date that they were made and we expressly disclaim any duty to provide updates to them or the estimates and assumptions associated with them after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any predictive statement in this report, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any additional disclosures we make in reports we file with the SEC on Form 10-K, Form 10-Q and Form 8-K.

Currency, exchange rate, and “China” and other references

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan, which is also known as the renminbi.  According to the currency exchange website www.xe.com, on February 9, 2010, $1.00 was equivalent to 6.82750 RMB.

References in this report to the “PRC” or “China” are to the People’s Republic of China.

References to “Foshan” are to Foshan SLP Special  Materials Co, Ltd., a PRC company that we control.

Unless otherwise specified or required by context, references to “we,” “our” and “us” refer collectively to (i) Perpetual Technologies, Inc., (ii)  Perpetual’s subsidiary  Hong Hui Holdings Limited,  a British  Virgin Islands company,  (iii) Hong Hui’s subsidiary Technic International  Limited,  a Hong Kong company  and (iii) Technic’s subsidiary Foshan.

Explanatory Note

This current report on Form 8-K is being filed by Perpetual Technologies, Inc. (“we,” “us” or the “Company”) in connection with a reverse merger transaction which closed on February 12, 2010, through which we acquired control of Foshan, an operating company in China, and a private placement of convertible notes and warrants which  closed on February 12, 2010.

This report describes those transactions, the agreements through which they were executed, the nature of the business we now conduct through Foshan, our newly-acquired operating company.

Through the reverse merger, we ceased to be a shell company as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”) and are now engaged in the manufacture, sale, and research and development of advanced spun-bond PET (polyester) non-wovens in Guangdong Province in the PRC.

Item 1.01.  Entry into a Material Definitive Agreement

Background

On February 12, 2010, we acquired control of Foshan S.L.P. Special Materials Co., Ltd., a PRC-based company located in Foshan, Guangdong Province in the PRC, in a share exchange transaction which closed on that date.

Foshan is engaged in the manufacture sale, and research and development of advanced spun-bond PET, or polyester, non-wovens.

In the share exchange or “reverse merger” we acquired control of  Hong Hui Holdings Limited (“Hong Hui”), a  British Virgin Islands company and  the owner of all of the stock of Technic International Limited (“Technic”), a Hong Kong holding company which in turn is the owner of all of the stock of Foshan, by issuing to the Hong Hui  stockholders an aggregate of 72,551,020 shares our of common stock in exchange for all of the outstanding capital stock of Hong Hui.  The Hong Hui stockholders with whom we completed the share exchange are as set forth below, each of whom  is a company incorporated in the British Virgin Islands and each of whom received the number of shares set forth beside their respective names:

Bestyield Group Limited, 21,765,306;
Proudlead Limited, 21,765,306;
Newise Holdings Limited, 11,608,163;
Pilot Link International Limited, 8,343,367;
High Swift Limited, 5,441,327; and
China Investment Management Inc., 3,627,551.

Bestyield Group Limited is controlled by Jie Li, our chief executive officer and a director.  Proudlead Limited is controlled by Law Wawai, our president of sales and a director.  Newise Holdings Limited is controlled by Li Jun, a PRC resident.  Pilot Link International Limited is controlled by Li Shiyl and Yang Wei, both PRC residents.  High Swift Limited is controlled by Han Hung Yuk and China Investment Management Inc. is controlled by Song Huaying.

Immediately prior to the share exchange, 12,640,000 shares of common stock held by a number of our shareholders were surrendered for cancellation in exchange for $40,000 in cash paid by Joseph Nemelka. At that time our former directors, Seth Winterton and Joseph Nemelka resigned and appointed Jie Li and Chris Bickel as our directors.  The new board appointed Jie Li as chief executive officer, Ting (Maggie) Wang as chief financial officer, Law Wawai as president of sales and a director,  Shijun Zeng, chief technology officer and Yang Wei as secretary and approved the share exchange and private financing.

Our current structure, after the reverse merger, is set forth in the diagram below:

On February 12, 2010 we completed a financing transaction in which we raised gross proceeds of $4,140,000 through a private placement of convertible notes and warrants to certain accredited investors.  The private placement was exempt from the registration requirements of the Securities Act of 1933 (the “Act”), under Section 4(2) of the Act as a result of our compliance with Rule 506 of Regulation D promulgated under the Act.

The material agreements through which the reverse merger and private placement transactions were carried out, the transactions themselves, and the notes and warrants are described in detail below.

Share Exchange Agreement

On February 12, 2010, we entered into a share exchange agreement with the owners of all of the outstanding shares of Hong Hui.   Under the terms of the share exchange agreement we issued and delivered to the Hong Hui stockholders a total of 72,551,020 shares of our common stock in exchange for all of the outstanding shares of Hong Hui.  As a result of the share exchange or reverse merger, Hong Hui became our wholly-owned subsidiary, and the Hong Hui stockholders became holders of 72,551,020 shares of our common stock.  When we acquired direct control of Hong Hui in the reverse merger, we acquired indirect control of Foshan, as Foshan is a wholly-owned subsidiary of Technic International Inc., a Hong Kong company which is a wholly-owned subsidiary of Hong Hui.   As a result, at the closing of the share exchange we ceased to be a shell company as that term is defined in Rule 12b-2 under the Exchange Act.  We describe our new operating company below in Item 2.01 of this report.

A copy of the share exchange agreement is attached as Exhibit 10.1 to this report.

Note Purchase Agreement

On February 12, 2010, immediately following the closing of a share exchange agreement we entered into a note purchase agreement with certain accredited investors  for the sale of convertible notes in the aggregate principal amount of $4,140,000 and warrants.   The closing of the sale of the notes and warrants occurred on February 12, 2010.  The terms of the notes and warrants is set forth below. The note purchase agreement contains representations, warranties and covenants which are customary for transactions of this nature.

The note purchase agreement is attached to this report as Exhibit 10.2.

Terms of the Notes

The notes have the following material terms:

Maturity: The notes mature after one year.  If principal is not is not paid on maturity then 150% of the principal amount shall be payable.

Interest:     10% per annum payable quarterly increasing to 15% if there is a default. $204,464 is being held in escrow out of the closing proceeds to cover the first six months interest.

Conversion:    In the event of the closing of any equity or series of related financings resulting in aggregate gross proceeds to the Company of at least $20,000,000 (or such lesser amount as shall be approved in writing by the holder(s) of notes evidencing at least 50% of the principal amount of the notes then outstanding), a “qualified financing,” prior to the maturity date of the notes, the principal amount of the notes converts automatically into the securities sold in such financing at a 65% discount to the offering price of such securities.

The form of note is filed as Exhibit 4.1 to this report.

Terms of the Warrants

Set forth below are the material terms of the warrants issued at the closing:

Exercisable:   The warrants are exercisable at any time during a five-year period commencing on the closing of a “financing,” which means the first sale (or series of related sales) by us of stock (or debt or equity securities convertible into stock), in a capital raising transaction, occurring after the maturity date (or the date the notes become due pursuant to a default, if earlier) with aggregate gross proceeds of at least $2,000,000.   The warrants cannot be exercised if no financing is consummated within five-year period after the issue date and become void if the notes automatically convert into common stock.

Number of Shares:  The warrants represent the right to purchase 8% of the total shares of common stock outstanding (on a fully-diluted basis) immediately after the closing of the financing.

Exercise Price:   The warrants are exercisable at the price for which the shares of common stock (or common stock equivalent if derivative securities are sold) are sold in the financing.  If the financing includes more than one type of security, the exercise price shall equal the lowest price per share of common stock or common stock equivalent included in the financing.

The form of warrant is filed as Exhibit 4.2 to this report.

Limited Recourse Guaranty and Pledge Agreement

Our obligations under the note are guaranteed by Bestyield Group Limited, a BVI company controlled by Mr. Li, our chief executive officer, and Proudlead Limited, a BVI company controlled by Mr. Law, our president of sales and a director, the “management shareholders,” under a limited recourse guaranty which is secured by a pledge by the management shareholders of the 43,530,612 shares of our common stock received by the management shareholders in the reverse merger.

The limited recourse guaranty is attached to this report as Exhibit 10.4. The pledge agreement is attached to this report as Exhibit 4.4.

Registration Rights Agreement

Under the registration rights agreement we agreed that if we file a registration statement in connection with a “qualified financing,” we will include in that registration statement for resale the securities issuable on conversion of the notes or the warrants, as the case may be, for an offering to be made on a continuous basis pursuant to Rule 415.

In  event the Securities and Exchange Commission, pursuant to Rule 415, does not permit us to register all of the applicable registrable securities in the initial registration statement, we will use our  best efforts to register the registrable securities that were not registered in the initial registration statement, as soon as the Commission permits us to do so.

In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s)  reasonably objects to the inclusion of the registrable securities in any registration statement, then if we, after consultation with the managing underwriter, determine that the inclusion of such registrable securities would significantly harm the offering contemplated in such registration statement, and recommend inclusion in such registration statement of fewer or none of the registrable securities, then (x) the number of registrable securities included in the registration statement shall be reduced pro-rata among such holders (based upon the number of registrable securities requested to be included in the registration),  or (y) none of the registrable securities shall be included in the registration statement. If securities are being offered for the account of other persons as well as us then the reduction shall not represent a greater fraction of the number of registrable securities than the fraction of similar reductions imposed on such other persons (other than the company).

In addition, we granted the investors certain demand rights and customary piggyback rights with respect to the securities issuable on conversion of the notes and on exercise of the warrants.

If (a) we fail to file a registration statement within 30 days of a demand notice, the “demand file date” or (b) the registration statement is not effective within 180 days after filing (or, in the case of subsequent registration statements filed under Rule 415, 90 days after filing or 120 days in the event that registration statement receives a full review), we have agreed to pay the investors two percent (2%) of the aggregate principal amount of the notes for each month (or part thereof) that it is late (capped at 10%). No liquidated damages are payable with respect to any shares required to be omitted as a result of the operation of Rule 415.

The registration rights agreement is attached to this report as Exhibit 4.3.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As a result of the reverse merger described in Item 1.01 above, which was completed on February 12, 2010 we became the parent company of Hong Hui and the indirect parent of Hong Hui’s indirect wholly-owned subsidiary, Foshan.

Foshan, based in the PRC, is engaged in the manufacture sale, and research and development of advanced spun-bond PET (polyester) non-wovens.

As a result of the reverse merger we ceased being a shell company.

Organizational History of Perpetual Technologies.

Perpetual Technologies was organized as Molokai Enterprises, Inc., on November 27, 1996 under the laws of the State of Colorado.

Form 1996 to 2006 Molokai was dormant.

Molokai changed its domicile from Colorado to Delaware in April 2007 by merging with and into Perpetual Technologies, Inc., a Delaware corporation organized for that purpose on March 15, 2007.

Prior to the reverse merger Perpetual had no operations or substantial assets. Accordingly, Perpetual was deemed to be a "blank check" or shell company, that is, a development-stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or other acquisition with an unidentified company or companies, or other entity or person.

On February 12, 2010, immediately prior to the share exchange, 12,640,000 shares of common stock held by a number of our shareholders were surrendered for cancellation in exchange for $40,000 in cash paid by Joseph Nemelka, at which time our two former directors, Joseph Nemelka and Seth Winterton, appointed Jie Li and Chris Bickel, as directors and immediately thereafter resigned themselves as our directors and officers. On February 12, 2010, our new directors, Jie Li and Chris Bickel appointed Jie Li as chief executive officer, Ting (Maggie) Wang as chief financial officer, Law Wawai as president of sales and a director, Shijun Zeng, chief technology officer and Wei Yang as secretary and approved the reverse merger and private financing.

On February 12, 2010, our new board of directors approved (i) a one-for-five reverse split of our issued and outstanding common stock and (ii) the change of our name from Perpetual Technologies to Chinese Special Materials Co. Ltd. Stockholders holding shares representing a majority of the votes entitled to be cast at a shareholders’ meeting consented in writing to these actions. On February 12, 2010, contemporaneously with the filing of this Current Report on Form 8-K, we filed an information statement on Schedule 14C relating to the reverse split and our proposed name change. The reverse split will be effective on filing a certificate of amendment to our certificate of incorporation with the Secretary of State for the State of Delaware which we plan to do 20 days after the mailing of the definitive information statement to our stockholders.

Perpetual Technologies has no operations or substantial assets other than those of Foshan, and prior to the share exchange its business plan was to seek out and obtain candidates with which it could merge or whose operations or assets could be acquired through the issuance of common stock and possibly debt.

Organizational History of Hong Hui

Hong Hui is a holding company which was incorporated in the British Virgin Islands on January 6, 2010.

Prior to the share exchange, the shares of Hong Hui were owned by the following BVI entities:

Bestyield Group Limited, 30%
Proudlead Limited BVI, 30%
Newise Holdings, 16%
Pilot Link International Limited, 11.5%
High Swift Limited, 7.5%
China Investment Inc. 5%

As a result of the share exchange all of the shares of Hong Hui are held by us and Hong Hui is our wholly owned subsidiary.

Organizational History of Foshan S.L.P. Special Materials Co. Ltd.

Introduction

Foshan was established in 2000 as a joint venture under PRC law and it became a wholly-owned foreign enterprise, or “WOFE”, in 2005 with all of its equity interests now held by Technic.

Origins

Foshan was created as a limited liability company in Foshan, China, under the name Foshan S.L.P. Special Materials Co., Ltd., upon issuance by the Foshan Bureau of Commerce of a business license.  At that time, Foshan was licensed to engage in the manufacture sale and research and development of advanced spun bond PET polyester non-wovens.

Our Business
Overview

Foshan is a technologically advanced nonwovens company engaged in the manufacturing and sale, and research and development, of spun-bond PET (polyester) nonwoven fabrics in the PRC.

We distribute our nonwoven products principally in the PRC.   Approximately 81.67% and 77.1%, respectively, of our revenues during the fiscal years ended September 30, 2008 and 2009 were derived from sales in the PRC.   In recent years, our products were successfully launched in Europe, North America and South East Asia.  Our products have won significant acceptance and we enjoy a substantial reputation for quality with both domestic and foreign customers.

For the fiscal years ended September 30, 2009 and 2008 we had total sales revenues of $11.8 and $11.6 million, respectively and net profits of $2.4 million and $2.7 million, respectively, for the same periods.

We recently developed a continuous filament, spun-bond, needle-punched manufacturing production process to manufacture polyphenylene sulfide fiber or PPS, a specialized type of high temperature resistant nonwoven fabric. We believe that we are the first company in the world to develop this process and have applied for a process patent in the PRC for this process (Patent No. PRC: 201010102660.2) and we intend to apply for patent protection in North America & Europe.  In comparison to filtering materials currently available, we believe that our nonwoven fabric will be stronger, have lower production and operating costs, and will have higher filtration efficiency.   We have tested our PPS material non woven fabric and, although the material has not yet been deployed by any industrial end user we believe that our material has the potential to replace the materials and products currently available in the market and become the most popular filtration material in the high temperature environment.

We believe that due to our substantial research and development expertise, in the areas of technology, equipment and products, we could become one of the leading manufacturers of high-tech special environmental protection materials in the world.

Nonwovens

Nonwoven fabrics are flat, flexible porous sheets produced by interlocking or entangling fibers or filaments or by perforating films mechanically, thermally or chemically.   They are not made by weaving or knitting and do not require converting the fibers to yarn.  Nonwovens provide certain qualities similar to those found in textiles but at a significantly lower cost.  Nonwoven fabrics can be either a limited life, single-use fabric or a very durable fabric.  Nonwoven fabrics provide specific functions such as absorbency, liquid repellency, resilience, stretch, softness, strength, flame retardancy, washability, cushioning, filtering, bacterial barrier and sterility. These properties are often combined to create fabrics suited for specific jobs, while achieving a good balance between product use-life and cost. They can mimic the appearance, texture and strength of a woven fabric and can be as bulky as the thickest padding.  In combination with other materials they provide a spectrum of products with diverse properties, and are used alone or as components of apparel, home furnishings, health care, engineering, and industrial and consumer goods.

Our Existing Products

We currently manufacture:

•	normal polyester (PET) filament spun-bond thermal calendared nonwoven fabrics; and
•	polyester (PET) filament spun-bond needle-punching geo-membrane and waterproof materials.

Our existing products are sold principally to converters that manufacture a wide range of end-use products, including filter media, road construction material, home furnishings, automotive interior insulation, and industrial packaging.

Polyester (PET) filament spun-bond thermal calendared nonwoven fabric

This product is made from polyester.  Our products are 15-260g/m2 in weight filament fine 1 .0-3.0dpf, width maximum 3.3m.and performs effectively in high temperatures, is anti-corrosive, anti-aging and has a long life for usage (1-2 years for filtration; 5 years to 10 years for auto decoration; and 5 years for other applications). It also maintains its shape and penetration.  This product is used for filtration, water-drainage, packing and automobile inner decoration and insulation.

For the fiscal years ended September 30, 2009 and 2008 sales of this product accounted for $9,007,185 and $11,612,000, or 76% and 100%, respectively, of our total sales for such periods.

Our main customers for this product 2009 were manufacturers of filters and home furnishings

Polyester (PET) filament spun-bond needle-punched geo-membrane and waterproof materials.

This product is made from polyester and is one of the most important new construction materials being used in the PRC – the traditional construction materials have been brick, wood, steel and cement.

In February 2009 we installed a production line with annual capacity of 4,000 tons for the production of polyester (PET) filament, needle punched, geo-membrane and water-proof materials.  Sales of these products were $2,842,101 in fiscal 2009 representing 24.5 % or our total revenue for 2009.

Geo-membranes are permeable fabrics which, when used in association with soil, have the ability to separate, filter, reinforce, protect, and/or drain. Geo-membranes can be used in an innovative way to improve soil strength instead of the conventional manner of soil nailing.  The cost to improve soil strength in this way is much less expensive than soil nailing. In addition, with the use of geo-membrane, steep slopes can be planted with vegetation to enhance the aesthetic value. Geo-membranes are the largest group of geo synthetics in terms of volume and are used in geo- technical engineering, heavy construction, building and pavement construction, hydrogeology, and environment engineering.  Overall, these materials can yield certain benefits in geotechnical and environmental engineering designs. These products have a wide range of applications and are currently used with significant advantages in many civil engineering applications including roads, airfields, railroads, embankments, retaining structures, reservoirs, canals, dams, soil bank protection and coastal engineering.

This product is also an important construction material based on its excellent waterproofing capabilities and performance.  It is mainly used for roofing waterproofing.  PET waterproofing materials were popularized in Europe at the end of 1980 and account for over 40% of the market of waterproof materials.  In China, as of 2000, less than 20 million square meters of this kind of material were used, however, the volume has been increasing rapidly year over year. The market volume of PET waterproofing materials increased to 70 million square meters in 2002. It is estimated that the market will continue to increase rapidly in the coming years and will reach over 200 million square meters in 2010.  At present, geo-membranes consume 20% of the total market of waterproofing materials in China. Foshan expects to increase their market share of geo-membrane and waterproofing materials as the popularity for the use of waterproofing increases in China.

New Product Development

New Proprietary Production Process for Extremely High Temperature resistant polyphenylene-sulfide fiber, or PPS.

We recently developed a continuous filament, spun-bond, needle-punched manufacturing production process for the manufacture of polyphenylene-sulfide fiber, or PPS fiber.  This material is suitable for high temperature applications in smoke stacks and other waste emissions filtering.

We plan to install three production (3) lines to begin commercialization of this process in July 2010.  These three production  lines will have an annual output capacity of 3,600 tons of PPS fiber.

Polyphenylene-sulfide fiber, known as PPS fiber, features one new type of high-tech fiber material with a multitude of advantages — excellent heat resistance, corrosion-proof, and flame retardant. This product can be applied widely, reaching many sectors, specifically, environmental protection, chemical industry filtration, and the military. PPS’ specific uses include high temperature bag filters for coal-fired power plant dust-removal, garbage incinerators, bag filters for cement factories, various protective cloths, heat-resistant fabric, insulating material, electrolysis membranes, friction pieces for brakes, filtering material for hot corrosive reagents as well as special paper for the electronic industry.

PPS needle-punching filtration materials have been utilized in the bag filters of coal burning boilers in Europe and the US since 1979. Currently, bag dust cleaning equipment is used in approximately 80% of coal power and coal burning boiler dust clean equipment processes. The filtration bags all use PPS fabrics. During the past decade, the annual growth rate for PPS fabric demand in coal power generation and coal burning boiler industries in Europe, the US, and Japan has been 25%. With the increasing importance of global environmental protection in developing countries such as India and Brazil, the use of the dust cleaning bag technique has increased and thereby the demand for PPS fabrics has increased worldwide.

Our PPS high temperature resistance filter bag material is produced by the filament spun-bond needle-punching method. This technology is exclusive worldwide. This product can bear consecutive 190 0C high temperatures with advantages of anti-acid, anti-alkali, anti-oxidizer and stability. By comparison to the current PPS filter materials, our product is of longer life (3 years at 190-230 0C), stronger strength (because of filament), and lower operation and production costs. This product promises to be the best filter bag material for high temperature, humid and chemical environments in the world.

Application of the PPS fiber in environmental protection, chemical filtration and flame retardant fabric is difficult to replace by the use of any other kind of fabric. China is currently in the midst of industrialization with an enormous economic volume. China’s output of iron and steel, cement, coal, fertilizer and power generation all rank as first or second in the world. China’s consumption also ranks in the top two (2) in the world. Due to outdated technology and equipment in China’s chemical industries, raw materials industries, and energy industries - China encounters problems of severe consumption of energy and resources, as well as heavy pollution due to accelerated urbanization. Bag filters are the solution to pollutants of smoke dust and powder dust because they feature high efficiency in air pollution reduction. Adopting PPS fiber as a filtration material, in combination with other treatment technology, pollutants of powder dust, smoke dust, sulfur dioxide and dioxin can be controlled and contained. With increasing demand for environmental protection, high temperature resistant, acid and alkali proof needle- punched felt becomes more necessary and in demand. This is especially true in Japan where government regulation has shut down dioxin emissions from incinerators and the government has demanded dust collection at low temperature for incinerators.

As China’s government imposes stricter policies upon environmental protection, industrial gaseous dust emission limits have become stricter. These emissions are targeted to be less than 50mg/m3 by the end of 2010. Already, some of the larger, more developed cities have independently improved their own standard to 20-30mg/m3. As a comparison, the standard in North America and Europe is normally 10-20mg/m3, and 1-5mg/m3 for waste incinerators. Reducing emission pollution has been a focus for the Chinese Central Government for several years and is expected to keep that focus moving forward. In accordance with such governmental regulations, existing water foam and static dust removal technology is not capable of meeting the demands of the government regulations. This, in turn, increases the demand for filter bag type dust removal techniques. As PPS felt is most applicable to exhaust dust removal of coal-fired power plants, the metallurgical industry, and garbage incinerators, the demand for fiber grade PPS products will increase substantially.

Thermal power plants (mostly coal fired) are our target customers – those without automatic scrubbing systems installed – that utilize filter bags for carbon emissions control.

Additionally, we will pursue the Steel industry as high temperature emissions are a major source of pollution. Their demand for bag filters is large. Steel output in China has exceeded 300 million tons. At Baosteel (the largest Steel manufacturer in China) the total demand for filtration materials is 21 million m2, most of which are chemical fiber filtration materials. Assuming 3.5 year average life of the filters, the annual demand for changing filtration material is about 7 million m2.

In recent years in cement industry with the use of new dry method cement production lines has become a targeted industry for high temperature emissions control and consequently, the demand for bag filters is increasing. The newly built cement ovens with production output of 3,000t/d, 5,000t/d, 10,000t/d have large demand for bag filters and demand for PPS filtration materials.

Aside from the environment protection sector, PPS fibers can also be used in chemical filtration which requires strong performance in anti-corrosion and high heat resistance such as organic acid and nonorganic acid, phenol and strong solvents.

Our customers for the PPS product are filter bag manufacturers and engineering companies.
Currently, the materials used for high temperature emissions are: PTFE, fibre glass, P84, PBI, PMIA, PSA, PPS, etc. The end use products are PPC needle punched felt, Metamax needle punched felt, P84 needle punched felt, PTE needle punched felt, etc.

Growth Strategy

Our growth strategy in the near term is to:

•
Expand our export markets for our existing products. We have significant advantages over our international competitors in that we produce all of our products in the PRC where we enjoy lower production costs than our competitors which will enable us to compete effectively in the export market; and

•	Create additional applications for our existing products, both domestically and internationally;

Our growth strategy in the medium and long term is to:

•
Increase production and sale of our existing products by adding additional lines of production.   We are currently operating in a market where we cannot meet the demand for our existing products and output can be increased by the addition of  lines of production which we plan to do by raising additional capital;

•
Commence production of  a special type of spun-bond, needle punched PPS fiber suitable for use in high temperature applications using our proprietary process. (Process Patent Application file No. in PRC: 201010102660.2).

Our growth is restricted by our lack of production capacity.  In order to increase our production capacity we will need to raise additional capital.

In February 2009 we completed the installation of an additional spun-bond, needle-punched production line with annual capacity of 4,000 tons of polyester (PET) filament, needle punched, geo-membrane and water-proof material.   The addition of this production line contributed $2,842,101, or 24.5%, or our total revenue of $11,611,719 for all of 2009.

Customers

We sell to over  200 customers in the domestic and international marketplace. Approximately 81.2% of our 2009 net sales were to entities in the PRC and approximately 6.3% and approximately 7.42% were made to entities in  North America and Europe, respectively.  Chengdu Sanya, our largest customer, accounted for approximately 9% of our 2009 net sales.   Sales to our top 20 customers represented approximately 9% of our total 2009 net sales.

We sell primarily to manufacturers and converters, which incorporate our products into their finished goods.

The following chart shows our major customers in 2009:

#	Top 10 customers of Foshan Special Material Co., Ltd-2009				Annual
		Location	Customer		revenue	% of
	Company Name	地理位置	since	Product	($)	Sales
1	Chengdu Sanya	Chengdu	2009	Geotextiles	1,068,438	9.01%
2	Xiantao Ruixin	Xiantao	2009	Geotextiles	1,037,883	8.75%
3	Sichuan Tianqiang	Sichuan	2009	Geotextiles	706,286	5.95%
4	Geolink	Dalian	2009	Geotextiles	583,192	4.92%
5	Shenzhen Yaming Civil Engineering Equipment Co.,	Shenzhen	2005	Filtration	570,567	4.81%
6	Pentair Water	USA	2008	Filtration	517,467	4.36%
7	Guangzhou Baiyun Meihao Filter Cleaner Factory	Guangzhou	2003	Filtration	435,380	3.67%
8	Shanghai Rundong Nonwoven Fabric Co., Ltd.	Shanghai	2006	Filtration	422,559	3.56%
9	Foshan Nanhai Yingsheng Trading Co., Ltd.	Foshan	2003	Trading	257,546	2.17%
10	Guangzhou Groundsill Basis Engineering Co., Ltd.	Guangzhou	2003	Filtration	227,259	1.92%
	Total				$5826581	49.13%

Long Term Contracts

We have the long term supply contracts with the following customers, both nationally and internationally:

Name of Company	Location	Annual Revenues (approx)	Product Sold
CUSTOMERS IN EUROPE
Nordic Air Filtration A/S	Denmark	$0.9 million USD/ year	Filtration
Stamoid AG	Switzerland	$0.1 million USD/ year	construction backing
Burmuller & Co. GMBH	Germany	$0.25 million USD/ year	roofing materials
Copernit SPA	Italy	$0.15 million USD/ year	roofing materials
Cidieffe SRL	Italy	$0.07 million USD/ year	construction backing
CUSTOMERS IN NORTH AMERICA
Pentair Water Pool and Spa	USA	$0.22 million USD/ year	water filtration
KT America Corp.	USA	$0.3 million USD/year	Industrial
TDC Filter Manufacturing INC.	USA	$0.297 million USD/year	Filtration
DuPont	USA	$0.05 Million USD/ year	Construction
CUSTOMERS IN ASIA
Tex Master Co., Ltd.	Korea	$0.3 million USD/ year	Automotive
Freudenberg Fareast	Taiwan	$0.33 million USD/ year	Automotive
Jarel Trading	Philippines	40.28 million USD/year	Printing

The customers for this product will mainly be the bag filters manufacturers for coal-fired boilers, especially coal-fired power plants. We will focus on the application in the coal-fired power plants initially as this is currently the most suitable and largest market for PPS filtration materials. China has the largest coal-fired power plant industry in the world. Presently, China has 620 million KW of installed capacity – according to 2009 data. Given 50% (it is 80% in US and Europe) of the facilities utilize bag filters, the consumption of filtration materials is 0.25sqm/kw (500g/m2). The demand of filtration materials for 620 million KW of installed capacity in 2009 was 40,750 tons. Given the life of the PPS material - three (3) years - there is ongoing demand of 13,600 tons for replacement annually. It is estimated that the installed capacity of coal-fired power plants will be 859 million KW by the end of 2010. This will create an additional 15,000 tons of PPS demand for new installations and an additional 15,000 tons for replacement annually.  (Source: China Power)

Raw Materials

The primary raw material used in the manufacture of most of our products is polyester resin    The price of this is a function of, among other things, capacity, demand and the price of crude oil.

Our major suppliers or raw materials are Foshan Chemical Fibers Co., Ltd.,  Kaiping Chunhui Co., Ltd., and Zhuhai Yuhua Polyester Co., Ltd.  We believe that the loss of any one or more of its suppliers would not have a long-term material adverse effect on our business because other manufacturers with whom we conduct business would be able to fulfill our requirements.

During fiscal 2007, 2008 and 2009 we paid approximately $4.2 million, $5.2 million and $5.6 million for the purchase of raw materials.

Manufacturing Facility

Our manufacturing facility is located in Foshan City in Guangdong Province in the PRC and has over 10,000 square meters of operating space and sits on 40,000 square meters of land.   We use state of the art manufacturing equipment imported from Germany.

We believe that the quality of our manufacturing operations and the breadth of our nonwovens process technologies gives us a competitive advantage in meeting the current and future needs of our customers and in leading the development of an expanded range of applications for nonwovens.

Existing Lines of Production

We currently operate three spun-bond production lines.  Two of these production lines are thermal calendared lines with annual capacity of 4,000 tons of polyester filament, thermal calendared, nonwoven fabric.  The third spun bond line is a needle-punching production line which commenced operation in February 2009.   This production line has an annual capacity of 4,000 tons of polyester filament, needle punched, geo-membrane and water-proofing material.

New Lines of Production

We plan to begin production of the first filament, spun-bond, needle-punching production lines in the world in July 2010 with the addition of three high tech production lines.  These three (3) lines will have an annual output capacity of 3,600 tons of PPS high temperature resistant filtration material.

Manufacturing Processes

Our competitive strengths include low-cost, high-quality manufacturing processes and a broad range of process technologies, which allow us to offer our customers the best-suited product for each respective application.  Additionally, we have made significant capital investments in modern technology and have developed proprietary processes. We believe that we exceed industry standards in productivity, reduction of variability and delivery lead time.

Spun-bond

Polymer pellets are introduced into an extruder which produces continuous filaments that are cooled and stretched to give them strength. The filaments are then laid on a moving belt to form a web that is then thermally bonded between two temperature controlled steel rolls. Some bonding rolls have a pattern that is embossed into the web. Spun-bonds are typically made from homopolymers such as polypropylene, polyester, or nylon. Some spun-bond materials are made from two polymer families creating a bicomponent fabric

Spun-laced Nonwovens

Baled staple fiber is introduced to a carding machine to create a batt. The batt of unbonded fibers is then transferred via a mesh conveyor or perforated cylinders where it is processed through a high pressure water system that entangles the fibers to create the finished product. Fiber blends and finishes can vary depending on desired properties.

Needle-punch Nonwovens

Baled staple fibers are introduced to a carding machine that distributes the fibers based on the desired basis weight. The batt of fiber is then needled by an oscillating needle board. The fibers are mechanically bonded by barbed needles entangling the fibers. The density of the fabric is controlled by the number of needle boards used.

Sales and Marketing

Our non woven products are distributed throughout the PRC in all 20 provinces.  In 2003, our products were successfully launched in Europe, North America and South East Asia. In fiscal 2009, 81% and 18.8% of our sales revenues were generated from sales made in the PRC and internationally, respectively, compared 77.1% and 22.9%, in 2008.

As of January 2010, we employed ten direct sales representatives, 8 of whom are engineers who have advanced technical knowledge of our products and the applications for which they are used.   Six of these sales representatives are responsible for national sales and four are responsible for international sales.  Representatives receive a salary plus commission for the revenues they generate.

The sales process consists of identifying potential customers through cold calls, responses to marketing efforts, and customer references.  Once a potential customer is identified, our sales people aid in identifying the prospect’s technical requirements and help the customer’s engineers to produce drawings of the finished products desired. Armed with this technical information, our sales personnel then quote pricing, production quantities, and lead times. Most of our customers are repeat customers and the sales force is also responsible for after-sale support, including quality assurances, dispute resolution, and relationship-building.

We promote our products primarily through exhibitions, internet advertising and marketing, and referrals from existing customers as well as suppliers.

Markets for our Existing Products

Because we are strategically located in a market where supply is not sufficient to meet demand, the output and sale of our core products will be increased merely by adding production capacity. We expect to further penetrate the market immediately and increase the sale and use of our products into 2010 and beyond

Research and Development

We believe, that due to our substantial research and development expertise,  we could become one of the leading manufacturers of high-tech special environmental protection materials in the world.

Our research & development department has what we believe to be the strongest research and development capabilities in the development of products, processes and equipment in the nonwovens industry in China.

As of September 30, 2009, our research and development staff consisted of 20 scientists, professional, engineering and technical personnel.  Our research and development team is lead by Mr. Yao Mu,, a senior engineer in the industry and former president of Northwestern Polytechnical University.  Additionally, Mr. Zeng Shijun, is employed by our R&D department and is qualified as a senior engineer in the industry and holds 5 patents.  These 5 patents are currently being transferred to the Company. In addition, our senior managers possess comprehensive  technical backgrounds.   Mr. Li Jie, our chief executive officer and a senior engineer is a certified chemical engineer.   Mr. Li is the Associate President of the China Industrial Textile Association and an expert in his field.  His independent research is funded by the Department of State.   Mr. Ye Xi-Ping, Vice President of Production, is a senior engineer and certified automation engineer.

Intellectual Property

Our business depends upon the significant know-how and proprietary technology we have developed.   To protect this know-how and proprietary technology, we rely on a combination of trade secret laws, patents, trademarks and confidentiality agreements.  The effect of these intellectual property rights is to define zones of exclusive use of the covered intellectual property.

We have the following four process patents in the PRC:

	Name	Applicant	Patent Application Date	Patent Application Number	Remarks
1	Polyphenylene sulfide nonwoven spunbond needle production method and device	Foshan SLP Special Materials Company	January 26, 2010	2010101026602	Invention.

2	Tube-type air distraction apparatus	Dalian Huayang Chemical Fiber Engineering technology Co., Ltd	March 12, 2009	200920011528.3	Utility model

3	new spinning box structure	Dalian Huayang Chemical Fiber Engineering technology Co., Ltd	March 12, 2009	200920011529.8	Utility model

4	Lapper	Dalian Huayang Chemical Fiber Engineering technology Co., Ltd	March 19, 2009	200920012058.2	Utility model

The three pending patent applications applied by Dalian Huayang Chemical Fiber Engineering technology Co., Ltd (“Dalian”) are being transferred from Dalian to Foshan. When the patents are issued the issue date will be in March, 2009 and the name of the holder will be Foshan.

The duration of patent rights in the PRC generally is 20 years from the date of filing of priority application.   No significant patents are expected to expire in the next five years. We expect that additional patent applications will be filed as more processes are developed and specific applications are identified.

We have the following trademark in the PRC:

Trademark	Registrant	Registration Number	Term of Validity
Jinglong Nonwoven (锦龙无纺)	Foshan SLP Special Materials Company	3571234	October 21, 2005 to October 20, 2015

We have applied for the following two trademarks in the PRC:

Trademark Application	Applicant	Application Number	Application Date
S.L.P	Foshan SLP Special Materials Company	7161477	January 12, 2009
Si Le Pu (斯乐普)	Foshan SLP Special Materials Company	7161478	January 12, 2009

The duration of patent rights in the PRC generally is 20 years from the date of filing of priority application.  No significant patents are expected to expire in the next five years. We expect that additional patent applications will be filed as more processes are developed and specific applications are identified.

Foshan products have been listed as the products of famous brand in Guangdong Province, P.R. China.

Trade Secrets and Confidentiality

To safeguard our proprietary knowledge, trade secrets, and technology, we rely heavily on trade secret protection and non-disclosure/confidentiality agreements with our employees, consultants and third party collaboration partners with access to our confidential information.

Competition

We primarily face domestic competition for our existing products.  Our main competitors in the PRC for our existing products are Jiangxi Guoqiao and Shaoxing Yaolong. We compete based on our reputation for quality, product innovation, performance, service and technical support.

Competitors of our PPS nonwoven fabric material will be the PPS filament suppliers such as Japanese Toray, Toyobo, and Kureha.  For the PPS staple fibers products, our competitor is Jiangsu Ruitai. There is no current manufacturer of the PPS continuous filament needle punched filter media – PPS nonwoven fabric that we will produce.

Environmental Regulation

As a manufacturer we are subject to a broad range of national, provincial and local laws and regulations relating to the pollution and protection of the environment.   Among the many environmental requirements applicable to us are laws relating to air emissions, wastewater discharges and the handling, disposal and release of solid and hazardous substances and wastes. Based on continuing internal review and advice from independent consultants, we believe that we are currently in substantial compliance with applicable environmental requirements.

Actions by provincial and local governments in the PRC concerning environmental matters could result in laws or regulations that could increase the cost of producing our products.  Some risk of environmental liability is inherent, however, in the nature of our business, and there can be no assurance that material environmental liabilities will not arise. It is also possible that future developments in environmental regulation could lead to material environmental compliance or cleanup costs.

Employees

As of January 15, 2010, we had a total of 165 employees, including over 20 engineers.   The following chart shows the number of our employees involved in the various aspects of our business:

Category	Number of Employees
Manufacturing	99
Sales and Marketing	10
Research and Development	5
Administrative	11
Finance	4
Quality Control	8
Equipment	15
Logistics	13

Employee compensation is composed of a salary plus subsidies based on position, education level, length of service, performance and bonus incentives based on monthly revenues.

Quality Control

We received the ISO9001-9002 Quality Management System Certification in 2003 and again in 2006. We adopted what we believe to be the highest quality standards in the industry and maintain quality control and product quality at high levels.  We have strictly embraced the ISO9001 Management System Standards in order to integrate our quality management process and enhance the management system and manufacturing process.  We provide for strict inspection of our products to guarantee quality according to Q/NHJL1-2008 Enterprise Quality Standards. To that end, we strictly control the manufacturing process and quality control before any products leave our factory.

THE NONWOVEN INDUSTRY – GLOBAL OVERVIEW

Technical textiles are one of the two fastest growing sectors of the textile industry worldwide. Since 1985, the global market size of this particular sector has, on an average, grown by 3.8% per year.  In 2004 global nonwoven capacity was 4.5 million tons with a value of US$16 billion and is expected to grow at a annual rate of  6% growth until 2010.  (Source: Nonwoven Industry Magazine  - “Development & Expectation of Nonwoven Industry of China & Overseas.”

In 2006, China’s technical textiles capacity reached 4.537 million tons, 24% higher than 2005.   Total consumption of technical textiles in 2008 reached 19.60 million tons, is expected  to reach 33.8 million tons in 2010. (Source: Textile Lead.)

THE NON-WOVEN INDUSTRY IN THE PRC

History

In 1965 China entered the industrialized production of nonwovens.

In 1980 the total output of nonwovens in China was less than 10,000 tons.

Since 1980 China’s nonwovens industry has enjoyed continuous and rapid growth.  The average annual growth rate reached 19.6% in the 1980’s, 18.8% in the 1990s and 19.7% since 2000.

In 2002 China’s output of nonwovens exceeded 600,000 tons  an increase of 50% compared with 2001, and ranked No. 2 in the world next to the U.S.

As China deepened its understanding of the utility of nonwovens, its applications grew rapidly. The current demand in both domestic and overseas markets is increasing rapidly, specifically in the overseas markets for medical, cosmetic and disposable goods.

As of  September 2009, China’s total output was 926,918 tons, a year over year increase of 25.15%.  Due to the financial crisis during the first half of 2009 the exports of nonwovens decreased by 4% and by midyear this decline was slowing and the industry appeared to improving.  Nonwovens enterprises in the Yangtze River Delta and Zhujiang River Delta are improving and, the quality of products is improving, therefore companies are building their own brand names while consumption is increasing.

In 2008, China’s nonwovens production capacity was 2 million tons, ranking it at No. 1 in the world and was expected to increase to   2.4 million tons in 2009 (with 1 million tons of these being  spunbonded nonwovens.)

In 2009 the demand for auto nonwovens exceeded 58,000 tons of product,  112,000 tons for home textile product, 20,000 tons for vertical drain material for construction engineering, 118,000 tons for waterproof  material,  56,500 tons for various filtration materials and 76,000tons for geo-textile. (Source: China Industrial Textile Association)

In the foregoing products, the export demand for waterproof material of 130g-160 g/m² and various filtration materials of  160-260g/m² will exceed 30,000 tons and 50,000 tons, respectively. (Source: National Nonwovens Tech-info Centre)

China’s Consumption of Nonwovens is Growing

China’s consumption of technical nonwovens is growing, with an annual average growth of 11% since 1998.  The demand for nonwovens comes from several sectors including the construction, clothing and automobiles industries.  This increasing demand cannot be covered by existing domestic production alone.

Production of nonwovens in the PRC for the nine month period ending September 2009  reached 926,918 tons, representing an 25.2% increase over the corresponding period in the prior year.  (Source: Chinese Technical Textiles and Nonwovens Industry, 2009).

Rapid Growth in China’s Nonwovens Industry

According to the China Nonwovens & Industrial Textiles Association, or CNITA, the nonwoven industry of China continued to grow during 2009.  The aggregate production of all kinds of nonwovens was projected in excess of 1.6 million tons. The fastest growing fields were spun-bond and needle-punch nonwovens.

From January to August of 2009, China exported $486.4 million of nonwovens, a decrease of 4.27% year on year.  The domestic market continues to grow as well with several major nonwovens producers based in China. While these producers tend to largely sell products to local converters, their output continues to become more sophisticated as does the export rate.

Currently in the PRC, there are an estimated 500-600 nonwovens manufacturers' producing nonwovens on an estimated 1,000 to 1,500 lines. (Source: Chinese Technical Textiles and Nonwovens Industry, 2009

In 2008 there were 23 manufacturers of PET nonwovens in the PRC, 27 production lines with a total capacity of  66,500 tons (Source: Guangdong Nonwoven Association).

Most of the nonwovens industry is centered in the eastern industrialized areas of the country. For example, the province of Guangdong, which borders Hong Kong, is one of the principal nonwovens production areas within China and accounts for one-third of the country’s total nonwovens production.

Opportunity to Increase Exports

As the utility and popularity of nonwovens increases, so does the opportunity to expand exports. Exports of nonwovens steadily increased from 2000-2007.

Continued Rapid Growth of Nonwovens in China

The market for nonwovens in China continues to grow due to both foreign investment and domestic initiatives.  In 2008, industry estimates put the size of the Chinese nonwovens market at over 2 million tons. This remarkable growth has increased China’s share in the global nonwovens market. The country now makes about 20% of the world’s nonwovens compared to just 3.7% in 1989, according to statistics recently released by INDA (Association of the Nonwoven Fabrics Industry) in North America and EDANA (European Disposables and Nonwovens Association) in Europe. We expect this share to rise to 25% by 2015.

In 2008, spunbonded meltblown material capacity was 678,000 tons, with percentage of 50.33%,  needlepunched material 325,000 tons, chemical bonded material 89,000 tons, thermal bonded material 89,000 tons, spunlace material 112,000 tons, stitch bond material 13,000 tons ( data source: Asian Nonwoven Industry’s statistics report of China’s nonwovens capacity in 2008) , currently in China, near half of nonwovens are thermal bonded and meltblown process, other main technic includes needlepunched 290,000 tons, chemical bonded 84,000 tons, spunlace 92,000 tons.  (Source: “Chinese Market Creates New Opportunities For Global Nonwovens Industry October 2009, Karen McIntyre)

Explosive Growth in 2008

According to statistics from the National Bureau of Statistics of China, from January to September 2009, China’s nonwovens production rose 25.2% from a year earlier to 926,918 tons. (Source: “Chinese Market Creates New Opportunities For Global Nonwovens Industry October 2009, Karen McIntyre)

China’s Nonwovens Industry Will Continue to Grow

Nonwovens activity has been heating up in China as the industry looks to cash in on the tremendous growth opportunity this huge country presents. With a population of nearly 1.4 billion, this massive consumer audience could be just the spot major converters of nonwoven materials, such as diaper producers, are looking for to grow their businesses in the 21st century. In 2004, China accounted for nearly half of the nonwovens output in the Asia-Pacific region, according to statistics furnished by INDA, Association of the Nonwoven Fabrics Industry, and it is estimated that the nonwovens industry in China will grow 12% per year during the next several years. In the past 10 years, output there has increased more than five-fold, from 115,000 to 650,000 tons. (Source Emerging Markets China, India, Latin America, Central/Eastern Europe August 1, 2006, Karen McIntyre

In recent years, the nonwovens segment has witnessed dynamic growth in both quality and quantity. The global output of nonwovens was about 6.1 million tons in  2008, of which,  32.8%came from China, representing  2 million tons. (Source: Textile & Nonwoven Industry Global Market Research )

Technical nonwovens accounted for 15.42% of the total output of textile and fiber production in China in 2007, up 12.97% from the previous year, according to industry estimates. The actual output of nonwovens production was 1.72 million tons in 2007, up 23.27% from the previous year.  (Source: China – Nonwovens May See Bright Future In Dark Time November 25, 2008)

Factors Driving Expansion of Nonwovens in China

There is a significant gap between the nonwovens industry in China and the nonwovens industry in Europe and the US in terms of technical level, quality level, and competitiveness. China’s nonwovens market is still emerging and, therefore, the timing is optimum for Foshan to capitalize on those aspects of the nonwovens industry that have made it difficult for Chinese nonwoven companies to emerge historically.

Some of the reasons the Chinese nonwovens market is ripe for expansion are as follows:

•
Lack of market segments:   Nonwoven products are applied to various fields such as industry, garment and interior decor. The existing market is expanding and new markets are emerging.  China’s nonwoven industry production capacities are still concentrated on normal traditional products, such as polyester wadding, interlining, geo-textile, hygiene, packaging materials and normal filtration materials. Companies do not possess clear market focus and are competing in the same market segments which has caused capacity concentration and fierce competition.

•
Strength for market and product development is not substantial:  In China, the demand for the higher technology based PET spin-bonded products is currently over 40 million m2. These products are currently all imported, mainly from Freudenberg (Taiwan). The price for these products is over USD $5,000/ton. Some of the domestic Chinese companies have been trying to develop these products but, to date; no such products have been launched. If such products are developed at a lower cost in the domestic market, then the Chinese domestic market for highly technical nonwovens will be expanded.

•
The size of private companies is small and those companies, therefore, lack  international competitiveness:  In 2008, average production capacity of spunbonded companies are 4000 tons, exact production capacity is 2700 tons, production lines total 307.

•	The products are low-end: Currently, it is not possible to provide several products that are necessary to special applications within the domestic and international markets.

China’s nonwovens industry has a large capacity to develop and expand. The nonwoven output will increase substantially when the nonwoven industry expands and meets the technical demands of the international market.  Although Foshan is significant in terms of capacity and output is integral that we increase and expand our technical capabilities, output capacity, research and development abilities and innovative capabilities. With an increase in the size of Foshan, there will be a greater degree of participation and competitiveness within both the international and domestic markets.

RISK FACTORS

Risks Related to Our Business

We need to increase output capacity in order to grow; to increase our output we need to raise capital to buy additional production equipment; we also need to raise capital to fully commercialize our products in development; if we are unable to  raise capital we will be unable to expand.

Our growth strategy requires us to raise output capacity and commercialize our products in development.  This will requires us to purchase additional equipment for which we will need to raise additional capital.   We plan to raise additional financing through public or private equity offerings and/or debt financings.  We cannot be certain that additional funding will be available on acceptable terms, if at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution and the price of our common stock could be materially negatively affected. Any debt financing, if available, would result in us incurring costs relating to interest payments and we may be required to pledge assets as security for the debt and may be constrained by restrictive financial and/or operational covenants.  If we are unable to raise additional capital, when required, or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and /or the commercialization of one or more of our products. Accordingly, any failure to raise adequate capital in a timely manner would have a material adverse effect on our business, operating results, financial condition and future growth prospects.

Our success will depend in part on the market acceptance of our PPS nonwoven fabric, for use in air bag filters for control of pollutant emissions, by thermal power plants, steel manufacturers, operators of garbage incinerators and other potential users.

We recently developed a continuous filament, spun-bond, needle-punched manufacturing production process for the manufacture of polyphenylene-sulfide fiber, or PPS nonwoven fabric, which is a specialized type of high temperature resistant nonwoven fabric.   PPS nonwoven fabric has many applications including filtration of pollutant emissions and chemical industry filtration.  We believe PPS nonwoven fabric can be used as the material to manufacture high temperature bag filters for coal-fired power plant dust-removal, garbage incinerators and cement factories.  PPS can also be used as heat-resistant fabric, insulating material, electrolysis membranes, friction pieces for brakes, filtering material for hot corrosive reagents as well as special paper for the electronic industry.

Although our PPS nonwoven fabric has been tested in laboratories a prototype has not been tested on site by any thermal power plant or other potential end user.   Our new PPS nonwoven fabric may never achieve broad market acceptance, due to any number of factors, including:

•	the product may prove to be ineffective on site; and

•	competitive material may be introduced which renders our products and technologies too expensive or obsolete;

Market acceptance will also depend on our ability to demonstrate that our products and technologies are an attractive alternative to existing emission control options.  Our ability to do so will depend on the users’ evaluations of the safety, efficacy, ease of use, reliability and cost-effectiveness of these products and technologies.

If our products and technologies are not broadly accepted in the marketplace, we may not achieve a competitive position in the market and we will not achieve anticipated profits and our business will suffer.

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We commenced production of spun-bond thermal calendaring nonwovens in 2000 and so we have a limited operating history.  Prior to February 2009 we had two production lines of spun-bond thermal calendaring nonwovens.  In February 2009 we added a third production line for spun-bond needle-punching or spun bound polyester filament needle- punched nonwovens.   Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early-stage companies in evolving markets such as that of nonwovens manufacturers in the PRC such as our ability to:

•	develop and successfully commercialize new products;

•	attract new customers and retain existing customers;

•	increase awareness of our products and continue to develop customer loyalty;

•	respond to competitive market conditions;

•	respond to changes in our regulatory environment;

•	manage risks associated with intellectual property rights;

•	maintain effective control of our costs and expenses;

•	raise sufficient capital to sustain and expand our business; and

•	attract, retain and motivate qualified personnel

Because we are a relatively new company, we may not be experienced enough to address all the risks in our business or in our planned expansion, in a short period of time. If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

If we are unable to adequately protect our intellectual property, we could lose a significant competitive advantage.

Our success depends, in part, on our ability to protect our unique processes against competitive pressure and to defend our intellectual property rights.  If we fail to adequately protect our intellectual property rights, competitors may use our processes, and manufacture and market similar products using similar processes, which could harm our market share and results of operations.  We consider our process patents to be important to our business and seek to protect our proprietary know-how in part through process patent registrations in the PRC.  We  have applied for a number of process patents in the PRC and maintain certain trade secrets for which, in order to maintain the confidentiality of such trade secrets, we have not sought patent protection. Existing or future patents or licenses may not provide competitive advantages for our products. Our competitors may challenge, invalidate or avoid the application of any existing or future patents, trademarks, or other intellectual property rights that we receive or license.  In addition, patent rights may not prevent our competitors from developing their own processes that produce products that are similar or functionally equivalent to our products.  The loss of protection for our intellectual property could reduce the market value of our products, reduce product sales, lower our profits, and impair our financial condition.

Rapid technological changes could render one of more of our technologies or products obsolete resulting in reduced demand for our products.

Technologies change rapidly in our industry.  If one of our competitors successfully introduces a technology or product which is superior to our technology or products one or more or our products could become obsolete and the demand for our products will be harmed.

We face intense competition, which could result in reduced acceptance and demand for our products and technologies.

We compete with a number of companies in the PRC and internationally that engage in the manufacture and development of nonwovens that have similar applications as our products.   Many of our competitors have much greater financial, technical, research, marketing, distribution, service and other resources than we have.  Moreover, our competitors may offer a broader array of products and technologies or may have greater name recognition than we do in the marketplace.  Our competitors, including several development stage companies, may develop or market technologies that are more effective or commercially attractive than ours, or that may render our technologies obsolete.

The loss of a few of our large volume customers could significantly reduce our revenues and profits.

A significant amount of our products are sold to a relatively small number of customers.  For example, sales to Chengdu Sanya represented approximately 9% of our net sales in fiscal 2009.  Sales to our top 20 customers represented approximately 58.2% of our net sales in fiscal 2009.  As a result, a decrease in business from, or the loss of, any large volume customer such as Chengdu Sanya could significantly reduce our product sales and lower our profits.

Increases in prices for raw materials or the unavailability of raw materials could reduce our profit margins.

The primary raw material used to manufacture most of our products is polyester.   In 2009, polyester products accounted for approximately 71% of our cost of sales.  The price of polyester is a function of, among other things, manufacturing capacity, demand and the price of crude oil.  To the extent that we are able to pass along at least a portion of raw material price increases to some of our customers, there is often a delay between the time we are required to pay the increased raw material price and the time we are able to pass the increase on to our customers. To the extent we are not able to pass along all or a portion of such increased prices of raw materials, our cost of goods sold would increase and our operating income would correspondingly decrease.  There can be no assurance that the price of polyester will not increase in the future or that we will be able to pass on any increases to our customers.  Material increases in raw material prices that cannot be passed on to customers could harm on our profit margins, results of operations and financial condition.

We have limited capacity in our manufacturing facilities; a material interruption or breakdown in our machinery could prevent or limit our ability to manufacture our products and we may lose revenue.

We manufacture all of our products in our existing facility.  We currently have three lines of production in operation. Any disruption of machinery would result in us being incapable of manufacturing products to meet our production requirements.  This may cause us to lose revenue and impair our relationships with our customers.   Without our existing production facilities, we would have no other means of manufacturing products until we were able to restore the manufacturing capability at the facility.  We do not carry business interruption insurance to cover lost revenue and profits.

We could incur substantial costs to comply with environmental laws, and violations of such laws may increase costs or require us to change certain business practices.

We use a variety of chemicals in our manufacturing operations.  As a result, we are subject to a broad range of environmental laws and regulations. These environmental laws govern, among other things, air emissions, wastewater discharges, the handling, storage and release of wastes and hazardous substances.  We regularly incur costs to comply with environmental requirements, and those costs could increase significantly with changes in legal requirements or their interpretation or enforcement.  We could incur substantial costs as a result of violations of environmental laws.  Failure to comply with environmental requirements could also result in enforcement actions that materially limit or otherwise affect our operations at our manufacturing facilities involved.

Our business may be adversely affected by economic downturns

 In 2008 and 2009, general worldwide economic conditions and economic condition in the PRC have experienced a downturn due to the sequential effects of the subprime lending crisis in the United States, the credit market and banking crisis, collateral effects on the finance and banking industries, increased energy costs, concerns about inflation, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns.  These conditions made it difficult for our customers, our vendors and us to accurately forecast and plan future business activities, and they could cause businesses to slow spending on our products.  Although we believe that economic conditions have begun to improve we cannot predict the timing or duration of any economic slowdown or the timing or strength of a subsequent economic recovery, worldwide, or in the specific end markets we serve.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

We rely on Mr. Jie Li, our chief executive officer, for the management of our business, and the loss of his services could significantly harm our business and prospects.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Mr. Jie Li, our chief executive officer, for the direction of our business. The loss of the services of Mr. Li for any reason could have a material adverse effect on our business and prospects. We cannot assure you that the services of Mr. Li will continue to be available to us, or that we will be able to find a suitable replacement for Mr. Li.  We have entered into an employment contract with Mr. Li, but that agreement does not guarantee Mr. Li’s continuing to manage the company.  We do not have key man insurance on Mr. Li, and if he were to die and we were unable to replace him for a prolonged period of time, we could be unable to carry out our long-term business plan, and our future prospects for growth, and our business, could be harmed.

We may not have adequate internal accounting controls.  While we have certain internal procedures in our budgeting, forecasting, and management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that these improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under U.S. securities laws.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require us to provide an annual assessment of our internal control over financial reporting, and beginning with the fiscal year ended 2010 will require us to provide an attestation of this assessment by our independent registered public accountants.  The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence may be negatively impacted.

We have inadequate insurance coverage.

We do not presently maintain product liability insurance, and our property and equipment insurance does not cover the full value of our property and equipment, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

Risks related to doing business in the People’s Republic of China

Our business operations are conducted entirely in the PRC. Because China’s economy and its laws, regulations and policies are different from those typically found in the west and are continually changing, we will face risks including those summarized below.

The PRC is a developing nation governed by a one-party government and may be more susceptible to political, economic, and social upheaval than other nations; any such upheaval could cause us to temporarily or permanently cease operations.

China is a developing country governed by a one-party government that imposes restrictions on individual liberties that are significantly stricter than those typically found in western nations. China has an extremely large population, significant levels of poverty, widening income gaps between rich and poor and between urban and rural residents, large minority ethnic and religious populations, and growing access to information about the different social, economic, and political systems to be found in other countries. China has also experienced rapid economic growth over the last decade, and its legal and regulatory systems have changed rapidly to accommodate this growth. These conditions make China unique and may make it susceptible to major structural changes. Such changes could include a reversal of China’s movement to encourage private economic activity, labor disruptions or other organized protests, nationalization of private businesses, internal conflicts between the police or military and the citizenry, and international political or military conflict. If any of these events were to occur, it could damage China’s economy and impair our business.

We are subject to comprehensive regulation by the PRC legal system, which is uncertain. As a result, it may limit the legal protections available to you and us and we may not now be, or remain in the future, in compliance with PRC laws and regulations.

Foshan, our operating company, is incorporated under and is governed by the laws of the PRC; all of our operations are conducted in the PRC.  The PRC government exercises substantial control over virtually every sector of the PRC economy, including the production, distribution and sale of nonwovens.  In particular, we are subject to regulation by local and national branches of the Ministries of Environment Commerce and Health, as well as the General Administration of Quality Supervision, the State Administration of Foreign Exchange, and other regulatory bodies.  In order to operate under PRC law, we require valid licenses, certificates and permits, which must be renewed from time to time. If we were to fail to obtain the necessary renewals for any reason, including sudden or unexplained changes in local regulatory practice, we could be required to shut down all or part of our operations temporarily or permanently.

Foshan is subject to PRC accounting laws, which require that an annual audit be performed in accordance with PRC accounting standards. The PRC foreign-invested enterprise laws require that our subsidiary, Foshan SLP Special Materials Co., Ltd. submit periodic fiscal reports and statements to financial and tax authorities and maintain its books of account in accordance with Chinese accounting laws. If PRC authorities were to determine that we were in violation of these requirements, we could lose our business license and be unable to continue operations temporarily or permanently.

The legal and judicial systems in the PRC are still rudimentary. The laws governing our business operations are sometimes vague and uncertain and enforcement of existing laws is inconsistent. Thus, we can offer no assurance that we are, or will remain, in compliance with PRC laws and regulations.

Anti-inflation measures could harm the economy generally and could harm our business.

The PRC government exercises significant control over the PRC economy.  In recent years, the PRC government has instituted anti-inflationary measures to curb the risk of inflation. These measures have included devaluations of the RMB, restrictions on the availability of domestic credit, and limited re-centralization of the approval process for some international transactions. These austerity measures may not succeed in controlling inflation, or they may slow the economy below a healthy growth rate and lead to economic stagnation or recession; in the worst-case scenario, the measures could slow the economy without curbing inflation, causing “stagflation.”  The PRC government could adopt additional measures to further combat inflation, including the establishment of price freezes or moratoriums on certain projects or transactions. These measures could harm the economy generally and hurt our business by limiting the income of our customers available to purchase our merchandise, by forcing us to lower our profit margins, and by limiting our ability to obtain credit or other financing to pursue our expansion plans or maintain our business.

Governmental control of currency conversions may affect the value of our stock.

All of our revenue is earned in RMB, and current and future restrictions on currency conversions may limit our ability to use revenue generated in RMB to make dividend or other payments in U.S. dollars.  Although the PRC government introduced regulations in 1996 to allow greater convertibility of the RMB  for current account transactions, significant restrictions still remain, including the restriction that foreign-invested enterprises like us may buy, sell or remit foreign currencies only after providing valid commercial documents at PRC banks specifically authorized to conduct foreign-exchange business.

In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign-exchange accounts for capital account items. There is no guarantee that PRC regulatory authorities will not impose additional restrictions on the convertibility of the RMB.  These restrictions could prevent us from distributing dividends and thereby reduce the value of our stock.

Fluctuation of the exchange rate of the RMB against the US dollar could result in foreign currency losses.

In 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the United States dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an appreciation of the RMB against the United States dollar of approximately 17.5% from July 1, 2005 through September 1, 2009.   There remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the United States dollar.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB.  For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB, appreciation of the RMB against the U.S. dollar could reduce the value in RMB of the proceeds of the financing.  Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes, and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of our earnings from our business and dividends would be reduced.  In addition, the depreciation of significant U.S. dollar-denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

The RMB is not a freely convertible currency, which could limit our ability to obtain sufficient foreign currency to support our business operations in the future.

We receive all of our revenues in RMB.  The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB are to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies.

The PRC government could also restrict access in the future to foreign currencies for current account transactions.  If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain expenses as they come due.

Our PRC stockholders are required to register with SAFE; their failure to do so could cause us to lose our ability to remit profits out of the PRC as dividends.

SAFE has promulgated several regulations, including Circular No. 75 (“Circular 75”), which became effective in November 2005, requiring PRC residents, including both PRC legal person residents and PRC natural person residents, to register with the competent local SAFE branch before establishing or controlling any company outside of the PRC for the purpose of equity financing with assets or equities of PRC companies, referred to in the Circular 75 as an “offshore special purpose company.” PRC residents that have established or controlled an offshore special purpose company, which has finished a round-trip investment before the implementation of Circular 75, are required to register their ownership interests or control in such “special purpose vehicles” with the local offices of SAFE. Under Circular 75, the term “PRC legal person residents” as used in Circular 75 refers to those entities with legal person status or other economic organizations established within the territory of the PRC. The term “PRC natural person residents” as used in Circular 75 includes all PRC citizens and all other natural persons, including foreigners, who habitually reside in the PRC for economic benefit. The term “special purpose vehicle” refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or PRC entities for the purpose of seeking offshore equity financing using assets or interests owned by such PRC residents or PRC entities in onshore companies, and the term “round-trip investment” refers to the direct investment in PRC by PRC residents through “special purpose vehicles,” including without limitation, establishing foreign invested enterprises and using such foreign invested enterprises to purchase or control (by way of contractual arrangements) onshore assets.

In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend his/her/its SAFE registration with the local SAFE branch upon (i) injection of equity interests or assets of an onshore enterprise to the offshore entity, or (ii) subsequent overseas equity financing by such offshore entity. PRC residents are also required to complete amended registrations or filing with the local SAFE branch within 30 days of any material change in the shareholding or capital of the offshore entity not involving a round-trip investment, such as changes in share capital, share transfers and long-term equity or debt investments or, already organized or gained control of offshore entities that have made onshore investments in the PRC before Circular 75 was promulgated must register with their shareholdings in the offshore entities with the local SAFE branch on or before March 31, 2006.

Under Circular 75, PRC residents are further required to repatriate into the PRC all of their dividends, profits or capital gains obtained from their shareholdings in the offshore entity within 180 days of their receipt of such dividends, profits or capital gains. The registration and filing procedures under the Circular 75 are prerequisites for other approval and registration procedures necessary for capital inflow from the offshore entity, such as inbound investments or shareholders loans, or capital outflow to the offshore entity, such as the payment of profits or dividends, liquidating distributions, equity sale proceeds, or the return of funds upon a capital reduction.

To further clarify the implementation of Circular 75, SAFE issued Circular No. 106 (“Circular 106”) on May 9, 2007, which is a guidance that SAFE issued to its local branches with respect to the operational process for SAFE registration that standardizing mores specific and stringent supervision on the registration relating to the Circular 75. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing of SAFE registrations by the offshore holding company’s shareholders who are PRC residents in a timely manner. If these shareholders and/or beneficial owners fail to comply, the PRC subsidiaries are required to report such failure to the local SAFE authorities and, if the PRC subsidiaries do report the failure, the PRC subsidiaries may be exempted from any potential liability to them related to the stockholders’ failure to comply. The failure of these shareholders and/or beneficial owners to timely amend their SAFE registrations pursuant to the Circular 75 and Circular 106 or the failure of future shareholders and/or beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the Circular 75 and Circular 106 may subject such shareholders, beneficial owners and/or our PRC subsidiaries to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries ability to distribute dividends to our company or otherwise adversely affect our business.

These regulations apply to our stockholders who are PRC residents. In the event that our PRC-resident stockholders do not follow the procedures required by SAFE, we could (i) be exposed to fines and legal sanctions, (ii) lose the ability to contribute additional capital into our PRC subsidiaries or distribute dividends to our company, (iii) face liability for evasion of foreign-exchange regulations, and/or (iv) lose the ability to consolidate the financial statements of our PRC subsidiaries under applicable accounting principals.

Enforcement against us or our directors and officers may be difficult and you could be unable to collect amounts due to you in the event that we or any officer or director violates applicable law.

Our operating company, Foshan, is located in the PRC and substantially all of our assets are located in the PRC.  Most of our current officers and directors are residents of the PRC, and most of their assets are located in the PRC.  As a result, it could be difficult for investors to effect service of process on us or those persons in the United States, or to enforce a judgment obtained in the United States against us or any of these persons.

Risks related to an investment in our common stock

Our chief executive officer beneficially owns a significant portion of our common stock and will be able to exert significant influence through his position and stock ownership and his interests may differ from yours, and he could cause us to take actions that are contrary to your interests and that could reduce the value of your stock.

Our chief executive officer, Mr. Li, beneficially owns 28% of our common stock.    Even assuming conversion of all of the outstanding notes and the exercise of all our warrants, Mr. Li will own a significant portion of our outstanding common stock. As a result, Mr. Li will be able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions such as business combinations. In any such stockholder vote, Mr. Li’s interests may differ from that of other stockholders and he could cause us to take actions that are contrary to your interests and that could reduce the value of your stock..

We do not intend to pay cash dividends in the foreseeable future; this may affect the price of our stock.

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.  Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating affiliate based in the PRC, which, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. See “Risks related to doing business in the People’s Republic of China” above.

There is currently no trading market for our common stock; you may not be able to sell your shares.

You may not be able to sell your shares due to the absence of an established trading market.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

We intend for this discussion to provide the reader with information that will assist in understanding the financial statements of Technic, the changes in certain key items in those financial statements from year to year, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements. This discussion should be read in conjunction with our financial statements and accompanying notes as of September 30, 2009, and for the years then ended.

Foshan, our PRC based [illegible] company, is a technologically advanced nonwovens company engaged in the manufacturing, sales and research and development of spun-bond PET (polyester) nonwovens in the PRC.

Nonwoven fabrics are broadly defined as sheet or web structures bonded together by entangling fiber or filaments (and by perforating films) mechanically, thermally or chemically. They are flat, porous sheets that are made directly from separate fibers or from molten plastic or plastic film. They are not made by weaving or knitting and do not require converting the fibers to yarn.

Our major market is the Chinese market. In recent years, our products have been successfully launched in the European, North American and South East Asian markets. These products have won significant acceptance and we enjoy a substantial reputation for quality with both domestic and foreign customers.

Currently, our major products are spun-bond, thermal calendaring and needle-punched industrial non-woven PET (polyester) and PP (polypropylene) fabrics, and their derivative products. These products are used as filtration media and infrastructure engineering material, among other uses.

We currently operate three spun-bond production lines. Two lines are spun-bond, thermal calendaring production lines with a total annual capacity of 4,000 tons of spun-bond polyester filament thermal calendaring nonwoven.  In February 2009, we added the third line, spun-bond needle-punching production line with an annual capacity of 4,000 tons of spun-bond polyester filament, needle-punched nonwoven fabric.

We had revenues of $11.8 million and $11.6 million in fiscal 2009 and 2008, respectively, with $2.4 million and $2.7 million in net income for the same periods.

Our fiscal year ends on September 30.  Throughout this section we refer to the fiscal years ended September 30, 2009, and 2008 as “2009,” and “2008” respectively.

Results of Operations

The following table shows, for the periods indicated, information derived from our consolidated statements of income in US dollars and as a percentage of net sales (percentages may not add due to rounding). See the financial statements of the Company and the related notes thereto and other financial information included elsewhere in this report.

	Year ended September 30,
	2009		2008
	Amount	%	Amount	%
Sales	11,849,712	100%	11,611,719	100%
Costs of Sales	7,906,614	67%	8,123,804	70%
Gross Profit	3,943,098	33%	3,487,915	30%
SG&A expense	1,219,114	10%	792,366	7%
Bad debt expense (recovery)	11,497	0%	(129,885)	-1%
Operating Income	2,712,487	21%	2,825,434	24%
Other Expenses	269,849	2%	150,570	1%
Net Income before taxes	2,445,652	18%	2,699,175	23%
Net Income	2,445,652	18%	2,699,175	23%

2009 COMPARED TO 2008

Sales

Net sales increased $237,993, or 2%, to $11,849,712 from $11,611,719 in 2009 compared to 2008. In February 2009, we installed a new production line, spun-bond needle punching production line. The sales of new needle-punching products in 2009 were $2,842,101. The sales of products from the thermal calendaring production line in 2009 were $9,007,161, a decrease of $2,604,108 compared to $11,611,719 in 2008 due to the slowdown of the world economy.  The increase of new product sales offset by the decrease of existing products resulted in a net increase of $237,993 in total sales in 2009.

Cost of Goods Sold

Cost of goods sold decreased  $217,190 or 3% from $8,123,804 in 2008 to $7,906,614 in  2009.   Cost of goods sold principally consists of the cost of raw materials, labor, and manufacturing overhead expenses.

Raw material expenses decreased from 49% of sales in 2008 to 47% of sales in 2009, reflecting a mix of less expensive raw materials associated with 2009 sales. Labor expenses were 3% of sales in 2009 and were at about the same rate in 2008. Overhead expenses decreased from 16% of net sales in 2009 compared to 18% of net sales in 2008 due to the lower electricity expenses and repair and maintenance expenses.

Gross Profit

Gross profit increased by $455,123 or 13%, to $3,943,098 in 2009 compared to 3,487,915 in 2008.   As a percentage of net sales, gross profit was 33% in 2009 as compared to 30% in 2008.  This was primarily due to a slight increase of sales and a decrease in the cost of goods sold in 2009.

Selling, Marketing and Administrative Expenses

Selling, general and administrative expenses increased $426,778 from $792,366 in 2008 to $1,219,114 in 2009 primarily due to  increases of (i) $76,980 in legal and accounting fees and $175,036 in expenses incurred in our efforts to raise external financing in the United States, and (ii) $120,795 in employee salaries and benefits, and (iii) $57,882 in transportation expenses due to the change of transportation company in order to better satisfy customers’ requirements.  Additionally, we have increased our sales and marketing capacity to support the development of our new products and expansion into new geographic markets.   As a result, selling, marketing and administrative expenses as a percentage of net sales increased from 6.8% in 2008 to 10.2% in 2009.

Other Expenses

Interest expense increased $119,279 from $150,570 in 2008 to $269,849 in 2009.  Interest expense as a percentage of sales increased to 2.3% in 2009 from 1.3% in 2008.  The increase in interest expense was principally due to a higher average amount of indebtedness outstanding in 2009.

Net Income

Net income decreased by $253,523, from net income of $2,699,175 in 2008 to $2,445,652 in 2009, as a result of (i) increase in general administrative expenses due to the increased costs incurred to seek external financing, (ii) increase in interest expense due to a higher average amount of indebtedness outstanding in  2009.

Foreign Currency Translation Adjustments

Throughout 2009, the RMB rose steadily against the US dollar. As a result of the appreciation of the RMB, we recognized a foreign currency translation loss of $57,078. Given the uncertainty of exchange rate fluctuations, we cannot estimate the effect of these fluctuations on our future business, product pricing, results of operations or financial condition, but the fluctuation of the renminbi may materially and adversely affect your investment if the current trend of appreciation of RMB s reversed.

All of our revenue and expenses in 2009 were denominated in renminbi. Our income statement accounts were translated at the yearly average exchange rate of $1 to 6.83RMB and the balance sheet items, except the equity accounts, were translated at the year-end rate of $1 to 6.83RMB. The equity accounts were stated at their historical rate when the corresponding transactions occurred.

Net foreign currency translation losses were $57,078, or 0.05% of sales, in 2009 as compared with the previous year's net foreign currency translation gain of $1,020,734, or 8.8% of sales.

Liquidity and Capital Resources

We generally finance our business with cash flows from operations and short-term bank loans and we use shareholders’ equity investment and retained earnings to fund capital expenditures.

Working capital consists mainly of cash, accounts receivable, advances to suppliers and inventory. Cash, inventory and accounts receivable account for the majority of our working capital.

Our working capital requirements may be influenced by many factors, including cash flow, competition, relationships with suppliers, and the availability of credit facilities and financing alternatives, none of which can be predicted with certainty.

At September 30, 2009, we had several bank loans for the total amount of RMB31 million with Agriculture Bank of China, Foshan Branch and these loans are repayable in September 2010.   We have the highest credit rating for that bank.

Cash from Operating Activities

2009 compared with 2008

Net cash generated from operating activities for 2009 was approximately $2.7 million, representing a decrease of $0.7 million, or 21%, from approximately $3.4 million for 2008.  The decrease was due primarily to a decrease in net income, increase in receivables, advances to suppliers and inventory and a decrease in accounts payable and accrued liabilities.

Cash in Investing Activities

2009 compared with 2008

Net cash used in investing activities for 2009 was approximately $1.2 million, a decrease of $3.2 million from approximately $4.4 million for 2008. The greater investment costs of 2008 were due to our purchases of equipment and expenses relating to outfitting our facilities.

We satisfied this cash expenditure with cash reserves and cash generated from 2009 operations.

Cash in Financing Activities

Recent Events

On February 12, 2010, we completed a private placement of an aggregate principal amount of $4,140,000 secured convertible notes.  We received net proceeds of $3,205,349 million from that financing.  For a description of that financing, please refer to Item 1.01 of this report, “Entry into a Material Definitive Agreement.”

2009 compared with 2008

Net cash used in financing activities for 2009 was approximately $0.6 million, an increase of $0.5 million compared with net cash used in financing activities of $0.1 million for 2008.  The change was caused by our bank loan of approximately $0.6 million.

Loans

The balance of our outstanding short-term bank loans at the end of 2009 was approximately $4.6 million, compared with $5.2 million at the end of 2008.  We  repaid our loan of $0.6 million in 2009.

Other than disclosed in the financial statements, we have has no long term debt, capital lease obligations, operating leases or any other long term obligations at the end of 2009.

Future Cash Commitments

We have ambitious capital investment plans for our PPS projects in 2010 which will require significant investment capital.  This demand for investment capital will be met by the proceeds from the February private placement, and by additional outside financing that we intend to raise as needed to continue our expansion.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See Note 2 to our consolidated financial statements, “Summary of Significant Accounting Policies.” We believe that the following paragraphs reflect the more critical accounting policies that currently affect our financial condition and results of operations:

Method of Accounting

We maintain our general ledger and journals with the accrual method accounting for financial reporting purposes. Accounting policies adopted by us conform to generally accepted accounting principles in the United States and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Economic and political risks

Our operations are conducted in the PRC.  Accordingly, our business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

Our operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. Our results may be adversely affected by changes in political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, and the seller’s price to the buyer is fixed or determinable

Land use rights

Land use rights are stated at cost less accumulated amortization. Amortization is provided over the respective useful lives, using the straight-line method. Estimated useful lives range from 20 to 50 years.

Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of plant and equipment are as follows:

Buildings	15-35 years
Machinery and equipment	10 years
Office equipment	6-10 years
Motor vehicles	6-8 years
Other assets	6-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by us are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

PROPERTIES

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants or allocates landholders a “land use right,” which we sometimes refer to informally as land ownership. There are four methods to acquire land use rights in the PRC:

•	grant of the right to use land;

•	assignment of the right to use land;

•	lease of the right to use land; and

•	allocated land use rights

Granted land use rights are provided by the government in exchange for a grant fee, and carry the rights to pledge, mortgage, lease, and transfer within the term of the grant. Land is granted for a fixed term, generally 70 years for residential use, 50 years for industrial use, and 40 years for commercial and other use. The term is renewable in theory. Unlike the typical case in Western nations, granted land must be used for the specific purpose for which it was granted.

Allocated land use rights are generally provided by the government for an indefinite period (usually to state-owned entities) and cannot be pledged, mortgaged, leased, or transferred by the user. Allocated land can be reclaimed by the government at any time. Allocated land use rights may be converted into granted land use rights upon the payment of a grant fee to the government.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of the close of business on February 12, 2010, certain information with respect to the beneficial ownership of our common stock, by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group.  The table reflects the ownership of our equity securities by the foregoing parties before the 1 for 5 reverse stock split which will occur on the filing of a certificate of amendment with the Secretary of State of the State of Delaware which filing will be made at least 20 days after the date the Information Statement on Schedule 14C is first mailed to the our shareholders.

Name and Address of Shareholder	Amount and Nature of Beneficial Ownership	Percent of Class (1) (2)	Amount and Nature of Beneficial Ownership	Percent of Class (1) (2)

Owners of more than 5% of Class	Pre Reverse Split (3)	Pre Reverse Split (3)	Post Reverse Split (3)	Post Reverse Split (3)

Bestyield Group Limited (4)	21,765,305	28.7%	4,353,061	28.7%
Proudlead Limited (5)	21,765,305	28.7%	4,353,061	28.7%
Li Jun (6)	13,421,940	17.7%	2,684,388	17.7%
Pilot Link International Limited (7)	8,343,365	11%	1,668,673	11%
High Swift Limited (8)	5,441,325	7.2%	1,088,265	7.2%

Directors and officers (9)
Li Jie (chief executive officer and director) (4)	21,765,305	28.7%	4,353,061	28.7%
Law Wawai (president of sales and a director) (5)	21,765,305	28.7%	4,353,061	28.7%
Ting (Maggie) Wang (chief financial officer)	0	-	0	-
Shijun Zeng (chief technology officer)	0	-	0	-
Wei Yang (secretary)	0	-	0	-
Chris Bickel (director) (10)	1,453,776	1.9	290,755	1.9
Li Jun (6)	13,421,940	17.7%	2,684,388	17.7%
Directors and officers as a group (7 persons)	58,406,326	77%	11,681,265	77%

 (1)    As of the close of business on February 12, 2010, there were 75,818,571 shares of our common stock outstanding.

(2)   In determining beneficial ownership of the common stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of convertible securities, warrants or options which may be acquired within 60 days of February 12, 2010.   There are no such securities outstanding.   In accordance with Rule 13d-3 in determining the percentage of common stock owned by a person on February 12, 2010, (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial owner may acquire within 60 days upon conversion or  exercise of the warrants and other convertible securities, and (b) the denominator is the sum of (i) the total shares of that class outstanding on February 12, 2010, and (ii) the total number of shares that the beneficial owner may acquire upon conversion or exercise of other securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(3)   A 1 for 5 reverse stock split will be effective on the filing of a certificate of amendment with the Secretary of State of the State of Delaware which filing will be made at least 20 days after the date an Information Statement on Schedule 14C is first mailed to the our shareholders.  The Schedule 14C is being filed contemporaneously with the filing of this Current Report on Form 8-K.

(4)   Bestyield Group is a BVI company controlled by Li Jie our Chief Executive Officer.  Its address is PO Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands   Mr. Li has sole voting power with respect to the shares. Bestyield has guaranteed our obligations to the investors under the notes.  These shares have been pledged to secure the performance of that guaranty.

(5)    Proudlead Limited is a BVI company controlled by Law Wawai our president of sales and a director.  Its address is PO Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.   Mr. Law has sole voting power with respect to the shares. Proudlead has guaranteed our obligations to the investors under the notes. These shares have been pledged to secure the performance of that guaranty.

(6)    Represents  11,608,164 shares held by Newise Holdings, a BVI company controlled by Li Jun, one of our directors.   Its address is PO Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.   Mr. Jun has sole voting power with respect to the shares.  In addition, under the terms of an agreement between Foshan and United Best Investment Limited, a company controlled by Mr Jun,  United received, as a transaction fee following the closing of the share exchange agreement,  1,813,776 shares of our common stock. In addition under that agreement, if prior to February 12, 2011, we issue any shares of our common stock (or any securities convertible into or exercisable for its common stock ), then United will be issued  such number of shares of our common stock which, when added to the 1,813776, will total 2.5% of the our shares then  outstanding, determined on a fully-diluted basis.

(7)    Pilot Link International is a BVI company controlled by Li Shiyi and Yang Wei, PRC residents.  Its address is PO Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.  Li Shiyi and Yang Wei have shared voting power with respect to the shares.

(8)    High Swift Limited is a BVI company controlled by Han Hung Yuk, a PRC resident.   Its address is PO Box 957 Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.  Mr. Hung has sole voting power with respect to the shares.

(9)    The address of the directors and executive officers listed in the table is:  Perpetual Technologies, Inc. Shishan Industrial Park Nanhai District, Foshan City, Guangdong Province, PRC

(10)   Chris Bickel is President of Primary Capital LLC the placement agent in the private financing.  Under the terms of an agreement between Foshan and Primary capital, Primary received, at the closing of the share exchange agreement,  1,453,776 shares of our common stock.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

Our Directors and Executive Officers

In connection with the change in control of the company described in Item 5.01 of this report, effective immediately prior to the reverse merger which was effective on February 12, 2010, Seth Winterton and Joseph Nemelka, our former directors appointed Jie Li and Chris Bickel as directors, Messrs. Winterton and Nemelka resigned as our officers and directors. The new Board appointed the persons set forth below as our officers.

The following table sets forth information concerning our current directors and executive officers:

Directors and Executive Officers	Position/Title

Jie Li	Chief Executive Officer and director

Ting (Maggie) Wang	Chief Financial Officer

Law Wawai	President of Sales and director

Shijun Zeng	Chief Technology Officer

Wei Yang	Secretary

Chris Bickel	Director

Li Jun	Director

Except for Mr. Chris Bickel and Ms. Maggie Wang, all of our officers and directors are residents of the PRC.  As a result, it may be difficult for investors to effect service of process within the United States upon any of them or to enforce court judgments obtained against them in the United States courts.

The following is a summary of the biographical information of our directors and officers:

Jie Li:  Mr. Li was elected director and appointed as our Chief Executive Officer on February 12, 2010.   Mr. Li has served as Chief Executive Officer and Managing Director of Foshan SLP Special Materials Co., Ltd. since its inception in 2000.  He also serves as Director General of the China Industrial Textile Committee.  From 1980 to 2000 he served as R&D director of Dalian Synthetic Fiber Research Institute. From 1970 to 1980 he worked at Dalian Hongguang Chemical Factory.  From September 1976 to July 1980 Mr. Li Studied Chemical Fiber Technique at Dalian Light Industry School and received a bachelor’s degree in Engineering.  From 1995 to 1998 he studied economic management at Chinese Academy of Social Sciences and received his master’s degree.  From 2000 to 2003 he also studied for an MBA at Southwest International University.

Ting (Maggie) Wang:   Ms. Wang was appointed as our Chief Financial Officer on February 12, 2010.   Ms. Wang has served as Chief Financial Officer of Foshan since November 2008.   From May 2007 to July 2008 she served as Manager of Finance of Epic Data International, Inc.  Epic is based Vancouver, British Columbia and has subsidiaries in the United States Europe, is listed on the Toronto Stock Exchange and is a provider of manufacturing operations management and real time data collection.  From  November  2006 to May 2007 Ms. Wang was a senior accountant at  Hunter Dickinson, Inc. Based in Vancouver, BC, Hunter is a private Canadian company which provides services to  publicly traded companies around the world in mineral exploration, development and production.  From June 2003 to November 2006 Ms. Wang was an accountant at the Vancouver Symphony Society.   From 1989 to 1993 she attended Jiangsu Technology University and received her BA in Accounting in 1993.

Law Wawai, 45:   Mr. Law was appointed as our President of Sales on February 12, 2010.   Form 1197 to 2010 Mr. Law served as director and general manager of Nanhai Wanzhi Trading Co.  From 1987 to 1997 he was sales manger Nanhai Polyester Factor.   From 1983 to 1987 he studies business management at Nanhai Television University and received his bachelors degree in 1987.

Yang Wei, 30:   Yang Wei was appointed as our Secretary on February 12, 2010.   Ms. Wang has served as administrative director of Foshan since November 2008.   From May 2008 until November 2008 she worked as office manager for the Beijing Chaoyand District Jinzhan Park Managing Committee.   From September 2006 to May 2008 she served as general manager Dalian Beisuo Co Ltd.   From 1988 to 1992 she attended Dalian University Engineering College and received her bachelors degree in mechanical engineering in 1992.

Zeng Shijun, 48.   Zeng Shijun was appointed as our Technical Director on February 12, 2010.   He has worked for Foshan and its predecessors since 1984.    He received his bachelors degree from Dalian University of Technology where

Chris Bickel:  Mr. Bickel was elected director on February 12, 2010.  Mr. Bickel is the President of Primary Capital and responsible for business development in China. From 2005 through October of 2009 Mr. Bickel, and his investment banking team, provided a full range of investment banking, due diligence and business advisory services to private China based companies interested in listing in the US markets, as well as advisory services to US based investment banking firms interested in identifying investment banking clients in China. These services were provided under Rosewood Capital Group, LLC, previously an affiliate of Primary Capital LLC, and now a branch office. Mr. Bickel was instrumental in originating and financing the following transactions: Fushi Copperweld, listed FSIN on NASDAQ, Dalian Rino, listed RINO on NASDAQ, Wuhan General, listed WUHN on NASDAQ and Sinogas, listed SGAS on the OTC BB. From 2001 through 2004 Mr. Bickel was the Chairman and CEO of Sino UJE Ltd., a Hong Kong based company which is a distributor of medical and industrial instrumentation and technology products. The company distributes products from the US, Japan and Europe into China through its headquarters in Hong Kong and representative Chinese offices in Guangzhou and Shanghai. From 1997 to 2001 Chris Bickel was the President of eV Products, which is now eV Microelectronics, a division of Endicott Interconnect Technologies. eV develops and manufactures solid state X-ray detectors, Gamma –ray detectors which have industrial, medical, laboratory and homeland security applications. From 1983 to 1996 Mr. Bickel was based in Hong Kong and was employed by Honeywell. He was responsible for the management of offices in Korea, Japan, Taiwan, Indonesia, Malaysia, Australia and the PRC, for the distribution of sensors, lasers, radioisotopes and control instrumentation.

Li Jun:  Mr. Li Jun is the owner and manager of Shanghai Primary Capital Management Co., Ltd., a business advisory firm incorporated in Shanghai China, which he started in 200.  He provides advisory services to China business owners seeking capital and advisory services related to listing their company on a US exchange.

He has over twenty years of experience working in China in various fields and in various capacities. Mr. Li Jun founded Shanghai Rosewood Investment Consulting Co., Ltd in 2005 and participated in four listing and financing transactions in which China based companies received funding from US based investors and listed on in the US. Mr. Li Jun was instrumental in originating and advising on the following transactions: Fushi Copperweld, listed FSIN on NASDAQ, Dalian Rino, listed RINO on NASDAQ, Wuhan General, listed WUHN on NASDAQ and Sinogas, listed SGAS on the OTC BB.

From 2001 through 2008 Mr. Li Jun has been the Managing Director of SINO UJE, Ltd., a Hong Kong based company which is a distributor of medical and industrial instrumentation and technology products throughout Asia. From 1994 through 2000, Mr. Li Jun was employed by Nanchang Minerals Machinery Imp and Exp Co., Ltd initially as a salesman, followed by promotions to department director and vice president. During his five year tenure as vice president he was credited with growing the company’s revenue from two million dollars to over twenty million dollars annually. From 1987 through 1994 Mr. Li Jun served as an instructor at the University of Military Science and Technology and he retired as a Major from the Chinese People’s Liberation Army. From 1980 through 1987 Mr. Li Jun studied at Shanghai Jiaotong University where he received his Bachelor’s and his Master’s degree of Science.

All of our directors hold their positions on the board until our next annual meeting of the stockholders, and until their successors have been qualified after being elected or appointed.  Officers serve at the discretion of the board of directors.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors.

Our directors and executive officers have not, during the past five years:

•	had any bankruptcy petition filed by or against any business of which was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,

•
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacate

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee.  Because we only recently completed the share exchange, our Board of Directors is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K and directors that are “independent” as that term is used in Section 10A of the Securities Exchange Act.

Audit Committee

We have not yet appointed an audit committee.  At the present time, we believe that the members of Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  We do, however, recognize the importance of good corporate governance and intend to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, in the near future.

Compensation Committee

We do not presently have a compensation committee. Our board of directors currently acts as our compensation committee.

Nominating Committee

We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to our former chief executive officers, for the last two fiscal years ended September 30, 2009 and 2008. No executive officer received compensation in excess of $100,000 for any of those two years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Seth Winterton (former CEO(1)	2009 2008	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0— 0-

Joseph Nemelka (former CEO)(2)	2009 2008	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

(1)	Seth Winterton served as CEO of Perpetual Technologies from December 29, 2008 until February 12, 2010.

(2)	Joseph Nemelka served as Chief Executive Officer of Perpetual Technologies from January 2008 until December 29, 2008.

The following is a summary of the compensation paid by Foshan to Jie Li, its President and Chief Executive Officer, for the last two fiscal years ended September 30, 2009 and 2008, respectively.  No  executive officer of Foshan received compensation in excess of $100,000 for any of these two years.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jie Li (President and Chief Executive Officer )	2009 2008	44,117 44,117	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

[Please provide]

(1)            The relevant exchange rates for fiscal years ended September 2009 and 2008 are $1 to RMB 6.8 and RMB 6.8, respectively.

Compensation Discussion and Analysis

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for PRC private companies to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position.  Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

We will also consider forming a compensation committee to oversee the compensation of our named executive officers.  The majority of the members of the compensation committee would be independent directors.

Compensation of Directors

The following is a summary of the compensation we paid to our former directors, Joseph Nemelka and Seth Winterton, during the fiscal year ended  2009.

Name and Principal Position	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph Nemelka (former director)(1)	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Seth Winterton (former director (2)	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Joseph Nemelka and Seth Winterton resigned as directors effective February 12, 2010.

As of the date of this report, we have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors. We plan to implement a compensation program for our independent directors, as and when they are appointed, which we anticipate will include such elements as an annual retainer, meeting attendance fees and stock options. The details of that compensation program will be negotiated with each independent director.

The directors for Foshan are not compensated for their service as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, since October 1, 2007, the Company  was not  a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which an director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed.

Chris Bickel is a director of the company.  He is also President of Primary.  Under the terms of the placement agency agreement dated November 17, 2009 between Primary and our company, Primary was paid a fee of $202,000 at the closing of the private financing.  In addition, on automatic conversion of the notes, Primary shall receive a five-year warrant to purchase that number of securities equal to 5% of the number of securities issued on such conversion, exercisable at the price at which the notes converted.   If no such conversion occurs, Primary shall receive a five-year warrant to purchase that number of shares of common stock, if any, equal to 5% of the common stock underlying the warrants issued to the investors in the private financing, exercisable at the same price at which those investor warrants are exercisable.  At the closing of the share exchange, Primary also received 1,813,776 shares of our common stock with certain anti-dilution protections.  In particular, if prior to February 12, 2011 we issue any shares of our common stock (or any securities convertible into or exercisable for our common stock, other than certain securities issued to employees, directors and the like), then Primary will be issued such number of additional shares of our common stock (the “Adjustment Shares”) which, when added to the 1,813,776 shares (plus any previously issued Adjustment Shares), will total 2.5% of the shares of our common stock then outstanding, determined on a fully-diluted basis.

Li Jun is a director and is a holder of more than 5% of our common stock. Under the terms of an agreement between United Best and the company, United Best was paid a fee of $202,000 at the closing of the private financing. In addition, on automatic conversion of the notes, United Best shall receive a five-year warrant to purchase that number of common  stock equal to 5% of the number of securities issued on such conversion, exercisable at the price at which the notes converted.   If no such conversion occurs, United Best shall receive a five-year warrant to purchase that number of shares of common stock, if any, equal to 5% of the common stock underlying the warrants issued to the investors in the private financing, exercisable at the same price at which those investor warrants are exercisable. At the closing of the share exchange agreement, united also received 1,813,776 shares of our common stock with certain and dilution protection. In particular, if prior to February 12, 2011, we issue any shares of our common stock (or any securities convertible into or exercisable for our common stock ), (other than certain securities issued to employees directors and the like) then United Best will be issued  such number of shares of our common stock which, when added to the 1,813,776, will total 2.5% of the our shares then  outstanding, determined on a fully-diluted basis.

In each of June 2007 and in February 2008 and May 2008, Joseph Nemelka, our former President, advanced funds to the Company in the total aggregate amount of $15,000.  The advances were due on demand and bears interest at 8% per annum.  This indebtedness was forgiven in February 2010 prior to the reverse merger.

Our board of directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Except for the foregoing, no executive officer or director any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serve as a trustee or in a similar capacity or has a substantial beneficial interest in is or has been indebted to the Company at any time since the beginning of the Company’s last fiscal year.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock does not trade and is not quoted on any public market.  We intend to apply to have our stock quoted on the over-the-counter Bulletin Board.

As of the close of business on February 12, 2010, we had approximately 219 shareholders of record of our common stock.    The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock

Dividends

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. We will rely on dividends from Foshan for our funds and PRC regulations may limit the amount of funds distributed to us from Foshan, which will affect our ability to declare any dividends.

Securities authorized for issuance under equity compensation plans

As of the date of this report, we do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

For descriptions of our recent sales of unregistered securities, please refer to Item 1.01, “Entry into a Material Definitive Agreement,” and Item 3.02, “Unregistered Sales of Equity Securities”

The issuance of common stock under the share exchange agreement and the issuance of  our notes and warrants under the note purchase agreement was exempt from registration,  in the case of the common stock issued under the share exchange agreement, under Regulation S and,  in the case  of the notes and warrants issued under the note purchase agreement under Section 4(2) of the Securities Act and Regulation D.   Each of the recipients of the notes and warrants has such knowledge and experience in financial and business matters that such recipient is capable of evaluating the merits and risks of an investment in our securities under Rule 506 of Regulation D.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been filed as exhibits to this report. The following discussion is qualified in its entirety by reference to such exhibits.

General

We are authorized to issue 200,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of blank-check preferred stock, par value $.001 per share.

On February 12, 2010, immediately prior to the closing of the share exchange agreement, shareholders holding 12,640,000 of the 13,000,000 shares of our then outstanding common stock agreed to surrender  their shares for cancellation in payment by Joe Nemelka of an aggregate amount of  $40,000, pursuant to  stock purchase agreements entered into between Joe Nemelka and each such holder.  Under the share exchange agreement we issued an aggregate of 72,551,020 shares of common stock to the stockholders of Hong Hui.   In addition, immediately following the closing of the share exchange agreement we issued 1,813,776 and 1,453,776 shares of our common stock to United Best and Primary Capital as a transaction fee in connection with the closing of the reverse merger and private financing.    In addition there are 360,000 shares held by round lot shareholders.  Accordingly, as of February 12, 2010 following the closing of all of these transactions there were 75,818,571 shares of common stock issued and outstanding.

As more fully described in an Information Statement on Schedule 14C being filed  with the Commission contemporaneously with this report, on February 12, 2010 the board of directors and the holders of majority of our outstanding shares entitled to vote thereon approved the following corporate actions:

	to change the name of the Company to Chinese Special Materials Co., Ltd; and

	a one for five (1:5) reverse stock split of our shares of common stock.

These corporate actions will become effective on the filing with the Secretary of State of Delaware of a certificate of amendment to our certificate of incorporation which will be filed at least 20 days after the date of the mailing of this Information Statement on Schedule 14C to the shareholders.

The following is a summary of the material terms of our capital stock.

Each share of our common stock has one vote on all matters including election of directors, without provision for cumulative voting. The common stock is not redeemable and has no conversion or preemptive rights.  In the event we are liquidated, the holders of common stock will share equally in any balance of our assets available for distribution to them after satisfaction of creditors and preferred shareholders. The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as, and if declared by the board of directors from funds legally available.

In addition to the 200,000,000 shares of common stock, we are authorized to issue 10,000,000 shares of preferred stock.  Shares of our preferred stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors prior to the issuance any shares thereof.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The following selected consolidated statement of operations data contains consolidated statement of operations data for each of the years in the two-year period ended September 30, 2009 and the consolidated balance sheet data as of year-end for each of the years in the two-year period ended September 30, 2009.

The consolidated statement of operations data and balance sheet data were derived from the audited consolidated financial statements. Such financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements starting on page F-1 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	2009		2008
Sales		$11,849,712	11,611719
Cost of sales

Gross profit		$3,943,098	3,487,915
Operating expenses:
Selling, general and administrative		1,219,114	792.366)
Bad Debt (recovery) expense		11,497	(129,885)

Operating income		$2,712,487	2,825,434

Other expenses (income)		266,835	126,259

Net Income before income taxes		$2,445,652	2,699,175

Income taxes		-	-)

Net income		$2,445,652	2,445,652

Other comprehensive income:
Foreign currency translation adjustment		(57,078)	1,020,734

Total Comprehensive income		2,388,574	3,719,909
	$

Consolidated Balance Sheets	Fiscal Year ended September 30, 2009 ($)	Fiscal Year ended September 30, 2008 ($)
Current Assets	6,650,979	5,564,017
Total Assets	18,673,866	17,363,372
Current Liabilities	5,064,425	6,142,505
Total Liabilities and Stockholders’ Equity	18,673,866	17,363,372

Item 3.02 Unregistered Sales of Equity Securities.

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement” for a description of the unregistered sales of equity securities pursuant to the share exchange agreement and the note purchase agreement, which is incorporated in its entirety into this Item 3.02.

Please refer to the section of this report entitled “Certain Relationships and Related Transactions” in Item 2.01 - “Completion of Acquisition or Disposition of Assets,” which section is incorporated in its entirety into this Item 3.02, for a description of our other recent unregistered sales of securities.

Item 5.01  Changes in Control of Registrant

Please refer to Item 2.01 - “Completion of Acquisition or Disposition of Assets “- “Our Directors and Executive Officers” above, which description is in its entirety incorporated by reference to this Item 5.01 of this report.

On February 12, 2010, we acquired control of Foshan in a share exchange transaction which closed on that date.  Immediately prior to the share exchange, 12,640,000 shares of common stock held by a number of our shareholders were surrendered for cancellation in exchange for $40,000 in cash paid by Joseph Nemelka.   At that time our former directors, Seth Winterton and Joseph Nemelka resigned and appointed Jie Li and Chris Bickel as our directors.  Accordingly there was a change in the entirety of our board of directors at that  time.   The new Board then proceeded to approve the share exchange, the private financing and appointed the current officers of the company.

As a result of these transactions, the former Hong Hui shareholders became our controlling shareholders.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors, Appointment of Directors

Please refer to Item 2.01 - “Completion of Acquisition or Disposition of Assets “- “Our Directors and Executive Officers” and Item 5.01 - “Changes in Control of Registrant” above, which description is in its entirety incorporated by reference to this Item 5.02 of this report.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As more fully described in an Information Statement on Schedule 14C being filed  with the Commission contemporaneously with this report, on February 12, 2010 the board of directors and the holders of majority of our outstanding shares entitled to vote thereon approved the following corporate actions:

	to change the name of the Company to Chinese Special Materials Co. Ltd.; and

	a one for five (1:5) reverse stock split of our shares of common stock.

These corporate actions will become effective on the filing with the Secretary of State of Delaware of a Certificate of Amendment to the Company’s Certificate of Incorporation which will be filed at least 20 days after the date of the mailing of this Information Statement on Schedule 14C to the shareholders.

On February 12, 2010 the board of directors determined to change our fiscal year end from December 31 to September 30.  A transition report is not required to be filed covering the transition period.

Item. 5.06 Change in Shell Company Status

As a result of our acquisition of all of the outstanding capital stock of Hong Hui as described in Item 2.01, which description is incorporated by reference in this Item 5.06 of this report, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01  Financial Statements and Exhibits.

(a)	Pro forma financial information concerning the acquisition of the business operations of Foshan.

(b)	The financial statements of Technic and Perpetual are appended to this report beginning on page F-1.

(c)	The following exhibits are filed with this report:

3.1	Certificate of Incorporation.

3.2	Bylaws.

3.3	Specimen of Common Stock certificate.

4.1	Form of Note

4.2	Form of Warrant

4.4	Stock Pledge Agreement, dated as of February 12, 2010, by and among the Company and certain stockholders of the Company.

10.1	Share Exchange Agreement, dated as of February 12, 2010 between the Company, Hong Hui and the former stockholders of Hong Hui.

10.2	Note Purchase Agreement, dated as of February 12, 2010 between the Company and the investors.

10.3	Escrow Agreement, dated as of February 12, 2010, by and between the Company, each of the investors, and Interwest Transfer Agent , as escrow agent

10.4	Non Recourse Guaranty Agreement dated as of February 12, 2010, by and among the Company and certain stockholders of the Company.

10.5	Engagement Letter Agreement, dated November 17, 2009, by and between Foshan and Primary Capital LLC, as amended.

10.6	Registration Rights Agreement dated as of February 12, 2010 by and between the Company and the Investors.

10.7	Voting Agreement dated as of February 12, 2010 by and among the Company, the Investors, Bestyield Limited and [illegible] Limited.

21.1	List of Subsidiaries.

PERPETUALTECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma consolidated financial statements of PERPETUALTECHNOLOGIES, INC. (the “Shell”) in the opinion of management include all material adjustments directly attributable to the reverse merger transactions, which include a share exchange transaction and a note purchase agreement.  The Share Exchange Agreement, dated February 11, 2010, are among Hong Hui Holdings Limited (the”Hong Hui”), the Shell and all of the shareholders of the Hong Hui. Pursuant to the Share Exchange Agreement, Shell issues to the shareholders of the Hong Hui 72,551,020 shares of common stock in exchange for all of the issued and outstanding capital stock of the Hong Hui. In addition, 4,640,000 shares are issued to placement agents as part of the reverse merger transaction and 12,640,000 shares of Shell are cancelled.  As a result of the Share Exchange Agreement or reverse merge, Hong Hui’s becomes a wholly-foreign owned subsidiary.  The transaction is accounted for as a reverse acquisition, except that no goodwill or other intangible should be recorded. The recapitalization is considered to be a capital transaction in substance, rather than a business combination.

Hong Hui was formed in January, 2010 in the territory of the British Virgin Islands by the shareholders of Technic International Inc. (the “Technic”). Upon the formation, each shareholders transfered their ownership of Technic to Hong Hui. As a result of this transaction, Technic becaome a wholly-foreign owned enterprise under PRC law. This acquisition was accounted for as a transfer of entities under common control.

Simultaneously, on February 11, 2010, we entered into a note purchase agreement with certain accredited investors for the sale of convertible notes and warratns in the aggregate principal amount of $4,000,000, net proceeds for $3,800,000 after finance cost.  The notes require quarterly interest payments at a rate of 10% per annum. The warrants becomed void if notes automatically converted and it is not excercisable if no financing is consummated within 5 years.  The management believe the warrants value to be insiginificant. The note is convertible to common stock at a 65% discount upon a future qualified financing event. According to the Standards for contingent convertible debt, the intrinsic value of the beneficial conversion feature is calculated for $2,470,000 at the commitment date. However, the amount would only be recorded at the date a qualified financing event is completed.

The pro forma consolidated statement of operations includes the accounts of the Shell, Hong Hui and Technic.

The statements of operations were prepared as if the above mentioned acquisition of the Hong Hui by the Shell were consummated on October 1, 2008, respectively, and the balance sheet was prepared as if they were consummated on September 30, 2009. The historical information of Shell is based on the Company’s financial statements in its Form 10-Q filed with the SEC for the nine months ended September 30, 2009; the historical information of Technic was derived from the books and the records of Hong Hui for the year  ended September 30, 2009.

These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the dates indicated and are not necessarily indicative of the results that may be expected in the future.

a)	To record the elimination of share capital of Hong Hui and accumulated deficit of Shell.
To record 64,551,020 shares of common stocks increased during the reverse merger transaction pursuant to the Share Exchange Agreement.

b)	To record activity pursuant to note purchase agreement. $4,000,000.

PERPETUAL TECHNOLOGIES, INC.
Unaudited Pro Foma Consolidated Balance Sheet
As of September 30, 2009

(Expressed in US dollars)

					Pro forma	Pro forma
	Shell	Hong Hui	Technic		Adjustments	Total
Assets
Current assets
Cash and cash equivalents	$2,402	$-	$3,297,648	(b)	3,800,000	$7,100,050
Accounts receivable - Net			1,424,835			1,424,835
Advance to suppliers			685,551			685,551
Inventory			1,197,289			1,197,289
Prepaid expenses and other current assets	324		45,656			45,980
Total current assets	2,726	-	6,650,979			10,453,705

Receivable from related parties			773,672			773,672
Property and equipment - Net	1,659		10,711,865			10,713,524
Land use rights - Net			537,350			537,350

Total Assets	$4,385	$-	$18,673,866			$22,478,251

Liabilities and Shareholders' Equity
Current liabilities
Short-term loans	$-	$-	$4,578,409			$4,578,409
Convertible debt, net of discount $200,000				(b)	3,800,000	3,800,000
Accounts payable and accrued liabilities			410,114			410,114
Related party payable	22,138		-			22,138
Clients' deposits			75,176			75,176
Taxes payable			726			726
Total current liabilities	22,138	-	5,064,425			8,886,563

Shareholders' equity
Common stock, $.001 par value,200,000,000 shares authorized,13,000,000 issued and outstanding	13,000			(a)	64,551	77,551
Common stock, $.1215 par value, 10,000 shares authorized, issued, and outstanding			1,215	(a)	(1,215)	-
Additional paid in capital	24,290		7,562,047	(a)	(118,379)	7,467,958
Retained earnings (deficits)	(55,043)		4,500,532	(a)	55,043	4,500,532
Accumulated other comprehensive income			1,545,647			1,545,647
Total shareholders' equity	(17,753)	-	13,609,441			13,591,688

Total Liabilities and Shareholders' Equity	$4,385	$-	$18,673,866			$22,478,251

See accompanying notes to Pro forma financial statements

PERPETUAL TECHNOLOGIES, INC.
Unaudited Pro Forma Consolidated Statements of Income and Comprehensive Income (Loss)

(Expressed in US dollars)

	Shell	Hong Hui	Technic
	Nine months ended	Year ended	Year ended	Pro forma	Pro forma
	September 30, 2009	September 30, 2009	September 30, 2009	Adjustment	Total

Sales	$-	$-	$11,849,712		$11,849,712

Cost of sales	-		7,296,327		7,296,327
Cost of sales - related party	-		610,287		610,287

Gross margin	-	-	3,943,098		3,943,098

Operating expenses:
Selling, general and administrative	17,604		1,219,114		1,236,718
Bad debt (Recovery) expense			11,497		11,497
	17,604	-	1,230,611		1,248,215

Operating income	(17,604)	-	2,712,487		2,694,883

Other expenses (income):
Interest income			(3,014)		(3,014)
Interest expense	916		269,849		270,765
	916	0	266,835		267,751

Net income before income taxes	(18,520)	-	2,445,652		2,427,132

Income taxes			-		-

Net income	(18,520)	-	2,445,652		2,427,132

Other comprehensive income (loss):
Foreign currency translation adjustments			(57,078)		(57,078)

Total comprehensive income	$(18,520)	$-	$2,388,574		$2,370,054

Earnings per share - basic	$(0.00)	$-	$244.57		$0.03
Earnings per share - diluted	$(0.00)	$-	$244.57		$0.03

Basic shares outstanding	13,000,000	-	10,000	64,541,020	77,551,020
Diluted shares outstanding	13,000,000	-	10,000	72,704,285	85,714,285

See accompanying notes to unaudited pro forma consolidated financial statements

TECHNIC INTERNATIONAL LTD.

CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED
SEPTEMBER 30, 2009 AND 2008

(Expressed in US dollars)

TECHNIC INTERNATIONAL LTD.

September 30, 2009

Index to Consolidated Financial Statements Contents Page(s)

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Russell E. Anderson, CPA
Scott L. Farnes

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite A, 5/F
Max Share Centre
373 King’s Road
North Point, Hong Kong
Telephone 852.21.555.333
Facsimile 852.21.165.222

www.cpaone.net

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of

Technic International Ltd.
No. 5 Junye S. Rd., Area C. Shishan Science & Technology Industrial Park, Nanhai District
Foshan City, Guandong, China

We have audited the accompanying consolidated balance sheets of Technic International Ltd. (the Company) as of September 30, 2009 and 2008, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Technic International Ltd. as of September 30, 2009 and 2008, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
December 1, 2009

TECHNIC INTERNATIONAL LTD.
Consolidated Balance Sheets

(Expressed in US dollars)

	September 30	September 30
	2009	2008
Assets

Current assets
Cash and cash equivalents	$3,297,648	$2,367,570
Accounts receivable - Net	1,424,835	963,203
Advance to suppliers	685,551	398,152
Advance to suppliers - related parties	-	614,265
Inventory	1,197,289	846,575
Prepaid expenses and other current assets	45,656	374,252
Total current assets	6,650,979	5,564,017

Receivable from related parties	773,672	462,165
Property and equipment - Net	10,711,865	6,297,389
Construction in progress	-	4,487,029
Land use rights - Net	537,350	552,772

Total Assets	$18,673,866	$17,363,372

Liabilities and Shareholders' Equity

Current liabilities
Short-term loans	$4,578,409	$5,207,385
Accounts payable and accrued liabilities	410,114	810,712
Clients' deposits	75,176	94,081
Taxes payable	726	30,327
Total current liabilities	5,064,425	6,142,505

Shareholders' equity
Common stock, $.1215 par value, 10,000 shares authorized, issued, and outstanding	1,215	1,215
Additional paid in capital	7,562,047	7,562,047
Retained earnings	4,500,532	2,054,880
Accumulated other comprehensive income	1,545,647	1,602,725
Total shareholders' equity	13,609,441	11,220,867

Total Liabilities and Shareholders' Equity	$18,673,866	$17,363,372

See accompanying notes to consolidated financial statements

TECHNIC INTERNATIONAL LTD.
Consolidated Statements of Income and Comprehensive Income (Loss)

(Expressed in US dollars)

	Year ended September 30
	2009	2008

Sales	$11,849,712	$11,611,719

Cost of sales	7,296,327	7,409,624
Cost of sales - related party	610,287	714,180

Gross margin	3,943,098	3,487,915

Operating expenses:
Selling, general and administrative	1,219,114	792,366
Bad debt (Recovery) expense	11,497	(129,885)
	1,230,611	662,481

Operating income	2,712,487	2,825,434

Other expenses (income):
Interest income	(3,014)	(24,311)
Interest expense	269,849	150,570
	266,835	126,259

Net income before income taxes	2,445,652	2,699,175

Income taxes	-	-

Net income	2,445,652	2,699,175

Other comprehensive income (loss):
Foreign currency translation adjustments	(57,078)	1,020,734

Total comprehensive income	$2,388,574	$3,719,909

Earnings per share - basic and diluted	$244.57	$269.92

Basic and diluted shares outstanding	10,000	10,000

See accompanying notes to consolidated financial statements

TECHNIC INTERNATIONAL LTD.
Consolidated Statements of Cash Flows

(Expressed in US dollars)

	Year ended September 30
	2009	2008

Cash flow from operating activities:
Net income	$2,445,652	$2,699,175
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation	929,995	785,729
Amortization	12,458	11,996
Provision (recovery) for doubtful accounts	11,497	(129,885)

Change in operating assets and liabilities:
Accounts receivable	(477,736)	126,149
Advance to suppliers	(289,192)	238,160
Advance to suppliers - related parties	610,287	(587,651)
Inventory	(354,825)	107,495
Prepaid expenses and other current assets	326,225	50,857
Accounts payable & accrued liabilities	(466,410)	333,060
Clients' deposits	(18,383)	(270,658)
Taxes payable	(29,406)	17,355
Net cash provided by operating activities	2,700,162	3,381,782

Cash flow from investing activities:
Proceeds from related parties receivable	-	410,236
Payments to related parties receivable	(313,614)	-
Acquisition of property and equipment	(844,419)	(475,941)
Investment in construction in progress	-	(4,292,625)
Net cash (used in) provided by investing activities	(1,158,033)	(4,358,330)

Cash flow from financing activities:
Proceeds from short-term loans	-	1,408,961
Payments on short-term loans	(600,498)	(323,715)
Cash dividends paid	-	(1,178,220)
Net cash used in financing activities	(600,498)	(92,974)

Effects of exchange rates on cash	(11,553)	326,912

Net increase (decrease) in cash and cash equivalents	930,078	(742,610)

Cash and cash equivalents, beginning of year	2,367,570	3,110,180

Cash and cash equivalents, end of year	$3,297,648	$2,367,570

Supplemental information of cash flows
Cash paid for interest	$269,849	$150,570
Cash paid for income taxes	$-	$-

See accompanying notes to consolidated financial statements

TECHNIC INTERNATIONAL LTD.
Consolidated Statements of Changes in Shareholders' Equity

(Expressed in US dollars)

	Common Stock
	No. of Shares	Amount	Additional Paid-in Capital	Other Comprehensive Income	Retained Earnings	Total
Balance, September 30, 2007	10,000	$1,215	$7,562,047	$581,991	$533,925	$8,679,178
Net income					2,699,175	2,699,175
Cash dividend paid					(1,178,220)	(1,178,220)
Foreign currency translation adjustments				1,020,734		1,020,734
Balance, September 30, 2008	10,000	1,215	7,562,047	1,602,725	2,054,880	11,220,867
Net income					2,445,652	2,445,652
Foreign currency translation adjustments				(57,078)		(57,078)
Balance, September 30, 2009	10,000	$1,215	$7,562,047	$1,545,647	$4,500,532	$13,609,441

See accompanying notes to consolidated financial statements

TECHNIC INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
Years ended September 30, 2009 and 2008
(Expressed in US dollars)

1.	Nature of business:

Technic International Ltd. (the “Company”) was incorporated under the laws of Hong Kong. The Company has no business activities and it owns 100% equity interest of Nanhai Jinlong Nonwoven Co. Ltd. (“Jin Long”) located in Foshan City, Guangdong Province, the People’s Republic of China (“China”). Jin Long was established in the year 2000 under the laws of China. In September 2005, Jin Long became the wholly-owned subsidiary of the Company.  In April 2009, Jin Long changed its name to Foshan S.L.P. Special Materials Co., Ltd (“SLP”).

The principal business activity of SLP includes production of polyester spunbonded nonwoven fabrics, polyester needle-punch nonwovens, and related further process products, polylactic acid nonwovens, and special functions nonwovens ( flame retardant, anti-static, oil & water repellent, etc).

2.	Summary of significant accounting policies:

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  This basis differs from that used in the statutory accounts of our subsidiary in China, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in China.  All necessary adjustments have been made to present the financial statements in accordance with U.S. GAAP. The significant accounting policies are as follows:

(a)	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary.  All material intercompany accounts and transactions have been eliminated.

(b)	Use of estimates:

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Examples include estimates of valuation of accounts receivable, inventories, and useful life of property and equipment, etc. Actual results and outcomes may differ from those estimates.

(c)	Cash and cash equivalents:

Cash and cash equivalents include cash on hand and demand deposits held by banks. As of September 30, 2009, 99% of the cash and cash equivalents were placed with banks in China. The remittance of these funds out of China is subject to exchange control restrictions imposed by the Chinese government.

TECHNIC INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
Years ended September 30, 2009 and 2008
(Expressed in US dollars)

2.	Significant accounting policies (continued):

(d)	Allowance for doubtful accounts:

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. We determine the allowance based on known troubled accounts, historical experience, and other currently available evidence.

(e)	Inventory:

Inventory consists of raw materials, work-in-progress and finished goods and is valued at the lower of cost or market, using the average cost method. Cost includes materials, labor, and manufacturing overhead related to the purchase and production of inventories. We regularly review inventory quantities on hand, future purchase commitments with our suppliers, and the estimated utility of our inventory. If our review indicates any obsolete or idle inventory or a reduction in utility below carrying value, we reduce our inventory to a new cost basis.

(f)	Property and equipment:

Property and equipment is stated at cost and depreciated using the straight-line method over the estimated life of the asset, ranging from 5 to 20 years. The annual depreciation rates are as follows:

Asset	Useful lives

Building and plant	20 years
Machinery	10 years
Office equipment and computers	5 years
Vehicles	10 years

(g)	Land use rights:

According to the laws of China, the government owns all of the land in China. Companies or individuals are authorized to use the land only through land use rights granted by the Chinese government. Accordingly, the Company paid in advance for land use rights. Prepaid land use rights are being amortized and recorded as amortization expenses using the straight-line method over the use terms of the lease, which is 50 years.

(h)	Construction in progress:

Construction in progress represents the cost of constructing buildings and the new needle punch production line. The major cost includes materials, labor and overhead.

TECHNIC INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
Years ended September 30, 2009 and 2008
(Expressed in US dollars)

2.	Significant accounting policies (continued):

(i)	Intangible assets:

The Company adopted the provisions of FASB ASC 350 Intangibles – Goodwill and Other Assets. Goodwill and indefinite lived intangible assets are not amortized, but are reviewed annually for impairment, or more frequently, if indications of possible impairment exist.  The Company has no indefinite lived intangible assets.

(j)	Impairment of long-lived assets:

Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cash flows attributable to such assets. During the reporting periods, the Company has not identified any indicators that would require testing for impairment.

(k)	Revenue recognition:

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are delivered to and accepted by its customers, the price is fixed or determinable as stated on the sales contract, and collectability is reasonably assured.  Customers do not have a general right of return or warranty on products shipped.  There are no post-shipment obligations, price protection, or bill and hold arrangements.

(l)	Product development costs:

Product development costs are expensed as incurred, and the Company had no product development expenses for 2009 and 2008.

(m)	Advertising expenses:

Advertising costs are expensed as incurred. The Company incurred $5,679 and $3,955 in advertising costs for the years ended September 30, 2009 and 2008.

(n)	Shipping and handling costs:

Shipping and handling costs related to costs of raw materials purchased is included in cost of sales.

Shipping and handling amounts billed to customers in related sale transactions are included in sales revenues. The out-bound freight expenses of $156,911 and $99,029 for 2009 and 2008, respectively, are recorded in the Consolidated Statement of Income and Comprehensive Income as a component of selling, general, & administrative expenses.

TECHNIC INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
Years ended September 30, 2009 and 2008
(Expressed in US dollars)

2.	Significant accounting policies (continued):

(o)	Accumulated other comprehensive income:

Accumulated other comprehensive income represents foreign currency translation adjustments.

(p)	Segment Reporting

ASC Topic 280, “Disclosure about Segments of an Enterprise and Related Information” requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Accordingly, the Company has reviewed its business activities and determined that multiple segments do not exist to be reported.

(q)	Fair value of financial instruments:

The carrying amount of the Company’s cash and cash equivalents approximate their fair value due to the short maturity of those instruments. The carrying amounts of the Company’s receivables, short-term loans, payables and accrued liabilities approximated their fair value as of the balance sheet dates due to their short maturities and the interest rates currently available.

(r)	Reclassification:

Certain amounts in the 2008 financial statements have been reclassified to conform to the 2009 financial statement presentation.  Such reclassification had no effect on net income.

(s)	Taxes:

Income taxes expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with FASB ASC 740, these deferred taxes are measured by applying currently enacted tax laws.

The Company has implemented FASB ASC 740, which provides for a liability approach to accounting for income taxes. Deferred income taxes result from the effect of transactions that are recognized in different periods for financial and tax reporting purposes. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of FASB ASC 740.

TECHNIC INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
Years ended September 30, 2009 and 2008
(Expressed in US dollars)

2.	Significant accounting policies (continued):

(t)	Foreign currency transactions:

The functional currency of the Company is Renminbi (“RMB”). Assets and liabilities recorded in RMB are translated at the exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during the year. Translation adjustments resulting from this process are charged or credited to Other Comprehensive Income.

(u)	Earnings per share:

Earnings per share is determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding.  At September 30, 2009 and 2008, there were no dilutive securities.

3.	Accounts receivable:
As of	September 30,	September 30,
	2009	2008
Accounts receivable	$1,461,721	$988,714
Less: Allowance for doubtful accounts	(36,886)	(25,511)
Accounts receivable – Net	$1,424,835	$963,203

As of September 30, 2009 and 2008, customer accounts receivable balances exceeding 10% of the total balance are as follows:

	September 30, 2009
	Amount	Percentage
Customers:
Wujiang Jinshan	$434,556	30.45%
Shenzhen Yaming Water Drainage Board Co.	185,625	13.01%
Xiantao Ruixin	181,260	12.70%

September 30, 2008
Shenzhen Yaming Water Drainage Board Co.	$170,715	18.89%

TECHNIC INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
Years ended September 30, 2009 and 2008
(Expressed in US dollars)

4.	Inventory:

As of	September 30,	September 30,
	2009	2008
Raw materials	$40,126	$97,158
Work in progress	50,443	21,621
Finished goods	1,106,720	727,796
	$1,197,289	$846,575

5.	Property and equipment:
As of			September 30, 2009
		Accumulated	Net book
	Cost	depreciation	value
Building and plant	$2,958,978	$526,654	$2,432,324
Machinery	11,174,517	3,096,112	8,078,405
Office equipment and other equipment	771,829	668,448	103,381
Vehicles	139,753	41,998	97,755
	$15,045,077	$4,333,212	$10,711,865

As of			September 30, 2008
		Accumulated	Net book
	Cost	depreciation	value
Building and plant	$2,036,198	$416,730	$1,619,468
Machinery	6,782,795	2,299,115	4,483,680
Office equipment and other equipment	775,971	674,185	101,786
Vehicles	122,829	30,374	92,455
	$9,717,793	$3,420,404	$6,297,389

During fiscal years 2009 and 2008, depreciation expense of $847,057 and $650,997 was included in cost of sales and $82,938 and $134,732 was included in selling, general, and administrative expenses, for a total of $929,995 and $785,729, respectively.

TECHNIC INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
Years ended September 30, 2009 and 2008
(Expressed in US dollars)

6.	Land use rights:

As of	September 30, 2009		September 30, 2008
	USD	RMB	USD	RMB
Cost	$622,578	4,249,920	$625,918	4,249,920
Less: accumulated amortization	(85,228)	(581,792)	(73,146)	(496,652)
	$537,350	3,668,128	$552,772	3,753,268

During fiscal years 2009 and 2008, amortization expense was $12,458 and $11,996, respectively.

7.	Short-term loans:

The Company has several loans with Agricultural Bank of China, Foshan Branch and these loans are repayable in September 2010. The interest on the outstanding balance is payable every month at an average rate of 7.755% per annum. During the fiscal years of 2009 and 2008, the Company recorded interest expense of $269,849 and $150,570, respectively.

8.	Income taxes:

The Company’s subsidiary Foshan S.L.P. Special Materials Co., Ltd. is located in Foshan, China; thus, it is subject to China’s Enterprise Income Tax (“EIT”) at 25%. Pursuant to the relevant Chinese tax laws and regulations, as the Company’s subsidiary is a wholly-foreign owned enterprise engaged in manufacturing which was duly approved by the China tax authority, it was entitled to two years’ exemption, from the first profit making calendar year of operations after offset of accumulated taxable losses, followed by 50% tax reduction of national tax and full exemption of local tax for the immediate next three calendar years.

The effective income tax expenses differ from the EIT tax rate of 25% as follows:

As of	September 30,	September 30,
	2009	2008
Tax at statutory rate of 25%	$546,960	$674,793
Tax holiday	(546,960)	(674,793)
	$-	$-

TECHNIC INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
Years ended September 30, 2009 and 2008
(Expressed in US dollars)

8.	Income taxes (continued):

The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provision of FASB ASC 740. The Company has recorded no deferred tax assets or liabilities as of September 30, 2009 and 2008, since nearly all differences in tax basis and financial statement carrying values are permanent differences.

9.	Related party transactions:

Amount due from related parties	September 30	September 30
	2009	2008
Loan receivable from shareholder (a)	$0	$199,503
Advance to former shareholders (b)	259,538	262,662
Advance to current shareholders (c)	1,413	0
Advance to director (d)	73,246	0
Subtotal	334,197	$462,165
Advance to Heng Tung Resources Ltd.(e)		614,265
Receivable from related companies (f)	439,475	0
	$773,672	$1,076,430

(a)	Loan receivable from shareholder:

The Company has a loan receivable from one of its shareholders.  This shareholder is responsible for the usage and repayment of principal and interest on the loan to Communication Bank of China, Hong Kong Branch. The loan carries an interest rate of prime minus 1.25%, or 4.25% per annum, and was fully paid in June 2009.

(b)	Advance to former shareholders:

The advance to former shareholders includes advances to four of the former shareholders. The advance is non-interest bearing and due on demand.

(c)	Advance to current shareholders:

The advance to current shareholders includes advances to six current shareholders. The advance is non-interest bearing and due on demand.

(d)	Advance to director:

The advance to director includes an advance to one of the directors. The advance is non-interest bearing and due on demand.

TECHNIC INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
Years ended September 30, 2009 and 2008
(Expressed in US dollars)

9.	Related party transactions (continued):

(e)	Advance to Heng Tung Resources Ltd.:

During the fiscal years of 2009 and 2008, the Company purchased $610,287 and $714,180, respectively, of raw materials from Heng Tung Resources Ltd. (“Heng Tung”). One of the shareholders of the Company is also the shareholder of Heng Tung. The balance in this account represents the advance to Heng Tung for the purchase of raw materials.  The above transaction is in the normal course of operations and is measured at the exchange amount of consideration established and agreed to by the related parties. As of September 30, 2009, there is no outstanding balance due to Heng Tung Resources Ltd.

(f)	Receivable from related companies:

The receivable from related companies includes funds lent to three companies which have common shareholders of the Company. The loans are non-interest bearing and due on demand.

10.	Concentration of credit risks and uncertainties:

Concentration of credit risk exists when changes in economic, industry or geographic factors similarly affect groups of counter parties whose aggregate credit exposure is material in relation to the Company’s total credit exposure.

The Company’s exposure to foreign currency exchange rate risk primarily relates to cash and cash equivalents denominated in the U.S. dollar.  Any significant revaluation of RMB may materially and adversely affect the cash flows, revenues, earnings and financial position of the Company.

11.	Recent pronouncements:

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

TECHNIC INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
Years ended September 30, 2009 and 2008
(Expressed in US dollars)

11.	Recent pronouncements (continued):

In June 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-1, “Topic 105 — Generally Accepted Accounting Principles” which amended ASC 105, “Generally Accepted Accounting Principles” to establish the Codification as the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date, the Codification superseded all then-existing non-SEC accounting and reporting standards. All previous references to the superseded standards in our consolidated financial statements have been replaced by references to the applicable sections of the Codification. The adoption of these sections did not have a material impact on the Company’s condensed consolidated financial statements.

In June 2009, the FASB finalized SFAS No. 167, “Amending FASB interpretation No. 46(R)”, which was included in ASC Topic 810-10-05 “Variable Interest Entities”. The provisions of ASC Topic 810-10-05 amend the definition of the primary beneficiary of a variable interest entity and will require the Company to make an assessment each reporting period of its variable interests. The provisions of this pronouncement are effective January 1, 2010. The Company is evaluating the impact of the statement on its consolidated financial statements.

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (a consensus of the FASB Emerging Issues Task Force)” which amends ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements.” ASU No. 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how to allocate consideration to each unit of accounting in the arrangement. This ASU replaces all references to fair value as the measurement criteria with the term selling price and establishes a hierarchy for determining the selling price of a deliverable. ASU No. 2009-13 also eliminates the use of the residual value method for determining the allocation of arrangement consideration. Additionally, ASU No. 2009-13 requires expanded disclosures. This ASU will become effective for us for revenue arrangements entered into or materially modified on or after April 1, 2011. Earlier application is permitted with required transition disclosures based on the period of adoption. The Company is currently evaluating the application date and the impact of this standard on its condensed consolidated financial statements.

TECHNIC INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
Years ended September 30, 2009 and 2008
(Expressed in US dollars)

12.	Subsequent events:

The Company has evaluated subsequent events from the balance sheet date through December 1, 2009 with the date being the date that the financial statements are issued or are available to be issued.

PERPETUAL TECHNOLOGIES, INC.
[A Development Stage Company]

CONDENSED BALANCE SHEETS

	(Unaudited)
	September 30,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash	$2,402	$14,680
Prepaid expenses	324	2,309
Total Current Assets	2,726	16,989

PROPERTY & EQUIPMENT, net	1,659	-

Total Assets	$4,385	$16,989

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accrued interest – related party	$2,138	$1,222
Stockholder advances – related party	20,000	15,000

Total Current Liabilities	22,138	16,222

Total Liabilities	22,138	16,222

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 13,000,000 and 13,000,000 shares issued and outstanding, respectively	13,000	13,000
Capital in excess of par value	24,290	24,290
Deficit accumulated during the development stage	(55,043)	(36,523)

Total Stockholders' Equity (Deficit)	(17,753)	767

Total Liabilities and Stockholders’ Equity (Deficit)	$4,385	$16,989

The accompanying notes are an integral part of these unaudited condensed financial statements.

PERPETUAL TECHNOLOGIES, INC.
[A Development Stage Company]

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,		Cumulative totals from Reactivation on Oct. 26, 2006 through September 30,
	2009	2008		2009	2008	2009

REVENUE	$-	$		$1,000	$-	$1,000

EXPENSES:
General and administrative	2,895		3,070	18,313	10,914	52,324
Depreciation expense	97		-	291	-	291
	(2,992)		3,070	18,604	10,914	52,615
LOSS BEFORE OTHER INCOME (EXPENSE)	(2,992)		(3,070)	(17,604)	(10,914)	(51,615)

OTHER INCOME (EXPENSE):
Interest Expense	-		(134)	-	(600)	(1,289)
Interest Expense – related party	(316)		(100)	(916)	(713)	(2,139)

Total Other Income (Expense)	(316)		(234)	(916)	(1,313)	(3,428)

LOSS BEFORE INCOME TAXES	(3,808)		(3,304)	(18,520)	(12,227)	(55,043)

INCOME TAXES	-		-	-	-	-

NET LOSS	$(3,808)		$(3,304)	$(18,520)	$(12,227)	$(55,043)

LOSS PER COMMON SHARE:	$(.00)		$(.00)	$(.00)	$(.00)

WEIGHTED AVERAGE NUMBER OF SHARES	13,000,000		11,000,000	13,000,000	11,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

PERPETUAL TECHNOLOGIES, INC.
[A Development Stage Company]

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the nine Months Ended September 30,		Cumulative totals from Reactivation on Oct. 26, 2006 through September 30,
	2009	2008	2009
Cash Flows from Operating Activities:
Net loss	$(18,520)	$(12,227)	$(55,043)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Changes in assets and liabilities:
Non-cash expenses	-	-	1,290
Depreciation expense	291	-	291
Decrease (increase) in prepaid expense	1,985	-	(324)
Increase (decrease) in accounts payable	-	300	-
Increase in accrued interest	-	600
Increase in accrued interest – related party	916	713	2,138

Net Cash Provided (Used) by Operating Activities	(15,328)	(10,614)	(51,648)

Cash Flows from Investing Activities
Purchase of property and equipment	(1,950)	-	(1,950)

Net Cash (Used) by Investing Activities	(1,950)	-	(1,950)

Cash Flows from Financing Activities:
Stockholder advances	5,000	10,000	20,000
Convertible notes payable	-	-	10,000
Proceeds from common stock issuances	-	-	26,000

Net Cash Provided by Financing Activities	5,000	10,000	56,000

Net Increase (Decrease) in Cash	(12,278)	(614)	2,402

Cash at Beginning of Period	14,680	1,994	-

Cash at End of Period	$2,402	$1,380	$2,402

Supplemental Disclosures of Cash Flows Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the nine months ended September 30,2009:

None

For the nine months ended September 30,2008:

None

The accompanying notes are an integral part of these unaudited condensed financial statements.

PERPETUAL TECHNOLOGIES, INC.
[A Development Stage Company]

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2009 and 2008 and for the periods then ended have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2008 audited financial statements as part of the Company’s 2008 annual report on Form 10-K. The results of operations for the periods ended September 30, 2009 and 2008 are not necessarily indicative of the operating results for the full year.

Recently Enacted Accounting Standards - In June 2009 the FASB established the Accounting Standards Codification ("Codification" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). Rules and interpretive releases of the Securities and Exchange Commission ("SEC") issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards ("SFAS") SFAS No. 165 (ASC Topic 855), "Subsequent Events", SFAS No. 166 (ASC Topic 810), "Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140", SFAS No. 167 (ASC Topic 810), "Amendments to FASB Interpretation No. 46(R)", and SFAS No. 168 (ASC Topic 105), "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162" were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2009-2 through ASU No. 2009-15 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

PERPETUAL TECHNOLOGIES, INC.
[A Development Stage Company]

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has a working capital deficit of $19,412 as of September 30, 2009, has incurred net losses of $18,520 and $12,227 during the nine months ended September 30, 2009 and 2008, respectively, has negative cash flows from operating activities, and has minimal revenue-generating activities. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans, advances, or through additional sales of common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – RELATED PARTY TRANSACTIONS

Advances from a Stockholder – In September 2007, February and May 2008, and in September 2009 officers or stockholders of the Company advanced a total of $20,000 to the Company. The advances are due on demand and bear interest at 8% per annum. At September 30, 2009 the accrued interest on the advances totaled $2,138.

NOTE 4 – CONVERTIBLE NOTES PAYABLE

In February 2007, the Company issued two convertible promissory notes for $2,500 each. In August 2007, the Company issued an additional two convertible promissory notes for $2,500 each. In December 2008, the Company issued 1,000,000 shares of common stock on conversion of the four convertible promissory notes of $10,000 along with accrued interest of $1,290.

NOTE 5 - INCOME TAXES

The Company has available at September 30, 2009, net operating loss carryforwards of approximately $55,043 which may be applied against future taxable income and which expire in 2029 and 2028. The net deferred tax assets are approximately $8,256 and $5,478 as of September 30, 2009 and December 31, 2008, respectively, with an offsetting valuation allowance of the same amount. The change in the valuation allowance for the nine-month period ended September 30, 2009 is approximately $2,778. The Company used the incremental federal income tax rate of 15% in computing its deferred tax assets.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through November 3, 2009 and determined there were no events to disclose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2010

PERPETUAL TECHNOLOGIES, INC.

By:	/s/ Jie Li

Jie Li
Chief Executive Officer